UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Tri-S Security Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRI-S SECURITY CORPORATION

Royal Centre One

11675 Great Oaks Way, Suite 120

Alpharetta, Georgia 30022

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On December 19, 2008

To the Shareholders of Tri-S Security Corporation:

Notice is hereby given that the Annual Meeting of Shareholders (together with any adjournments or postponements thereof, the “Meeting”) of Tri-S Security Corporation, a Georgia corporation (the “Company”), will be held at 10:00 a.m., local time, on Friday, December 19, 2008, at the Company’s corporate offices, located at Royal Centre One, 11675 Great Oaks Way, Suite 120, Alpharetta, Georgia 30022, for the purpose of considering and voting upon the following matters:

(1)	to elect two Class III directors for a three-year term of office;

(2)	to ratify the appointment of Habif, Arogeti & Wynne, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008;

(3)	to approve an amendment to the Company’s 2004 Stock Incentive Plan, as amended and restated; and

(4)	to transact such other business as may properly come before the Meeting.

These items are more fully described in the attached Proxy Statement, which is hereby made a part of this Notice of Annual Meeting of Shareholders. The Board of Directors of the Company has fixed the close of business on November 14, 2008, as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Meeting. Only those shareholders of record as of the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting or at any adjournment or postponement thereof.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and Amendment No. 1 thereto on Form 10-K/A (as so amended, the “Annual Report”) are enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this Notice.

By Order of the Board of Directors,

Ronald G. Farrell
Chairman of the Board

Atlanta, Georgia

November 24, 2008

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE-PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY REVOKE OR CHANGE YOUR PROXY FOR ANY REASON AT ANY TIME BEFORE THE VOTING BY DELIVERING TO THE COMPANY A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE MEETING AND VOTING IN PERSON. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, THEN YOU MUST BRING TO THE MEETING A LETTER FROM THE BROKER, BANK OR OTHER NOMINEE CONFIRMING YOUR BENEFICIAL OWNERSHIP OF THE SHARES. ADDITIONALLY, IN ORDER TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

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(continued)

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PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS OF

TRI-S SECURITY CORPORATION

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This Proxy Statement (the “Proxy Statement”) and the accompanying form of proxy are being furnished to the shareholders of Tri-S Security Corporation, a Georgia corporation (the “Company”), in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company (the “Board”) from holders of the Company’s outstanding common stock, $0.001 par value per share (the “Common Stock”), for use at the Annual Meeting of Shareholders of the Company (together with any adjournments or postponements thereof, the “Meeting”) to be held at 10:00 a.m., local time, on Friday, December 19, 2008, at the Company’s corporate offices, located at Royal Centre One, 11675 Great Oaks Way, Suite 120, Alpharetta, Georgia 30022. This Proxy Statement, the accompanying form of proxy, the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and Amendment No. 1 thereto on Form 10-K/A (as amended, the “Annual Report”) are expected to be mailed to shareholders of record of the Company on or about November 26, 2008.

Solicitation of Proxies

The Company will bear the costs of printing and mailing this Proxy Statement, as well as all other costs incurred on behalf of the Board in connection with its solicitation of proxies from the Company’s shareholders. Directors, officers and employees of the Company may solicit proxies by mail, personal interview, telephone or other means without additional compensation therefor. Arrangements also will be made with brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of the Common Stock not beneficially owned by them, for forwarding such solicitation materials to, and obtaining proxies from, the beneficial owners of such Common Stock entitled to vote at the Meeting. The Company will reimburse these persons for their reasonable expenses incurred in doing so.

Voting Rights and Outstanding Shares

Only shareholders of record as of the close of business on November 14, 2008 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting. As of the Record Date, there were 4,203,280 shares of Common Stock outstanding and entitled to vote at the Meeting, held by approximately 13 holders of record. On each proposal considered at the Meeting, each shareholder of Common Stock is entitled to cast one vote per common share held as of the Record Date.

Quorum and Vote Required

A quorum of the Company’s shareholders is necessary to transact business at the Meeting. The presence at the Meeting, in person or by proxy, of shares of Common Stock representing a majority of the shares of Common Stock outstanding and entitled to vote as of the Record Date will constitute a quorum for transacting business at the Meeting. Abstentions and broker-non votes, discussed below, count as present for establishing a quorum.

Provided a quorum is present at the Meeting, (i) directors will be elected by a plurality of the votes cast, meaning that the two Class III director nominees receiving the most votes will be elected as Class III directors; and (ii) each of the other proposals will be approved if the votes cast favoring such proposal exceed the votes cast opposing such proposal. If a quorum is not present at the Meeting, then it is expected that the Meeting will be adjourned or postponed to solicit additional proxies.

All votes will be tabulated by the inspector of elections appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of votes cast with respect to a particular matter. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for purposes of determining the votes cast as to any particular proposal on which the broker has expressly not voted. Broker non-votes are proxies from brokers or nominees indicating that those persons have not received instructions from the beneficial owners as to certain proposals on which the beneficial owners are entitled to vote their shares but with respect to which the brokers or nominees have no discretionary voting power to vote without instructions. With respect to the proposal to elect two Class III directors, abstentions, broker non-votes and instructions to withhold authority to vote for the nominee will result in the nominees receiving fewer votes. With respect to all other proposals presented at the Meeting, abstentions and broker non-votes will have no effect on such proposals.

Revocability of Proxies

The shares of Common Stock represented by proxy will be voted as instructed if received in time for the Meeting. If no instructions are indicated, then such shares will be voted in favor of (FOR): (i) the election of the two Class III director nominees specified herein; (ii) the ratification of the appointment of Habif, Arogeti & Wynne, LLP (“HA&W”) as the Company’s independent registered public accounting firm for the year ending December 31, 2008; (iii) the amendment to the Company’s 2004 Stock Incentive Plan, as amended and restated (the “Incentive Plan”); and (iv) in the discretion of the proxy holder, any other matter that may properly come before the Meeting. Any person signing and mailing a proxy solicited by this Proxy Statement may, nevertheless, revoke it at any time before it is exercised by sending to the Company’s Corporate Secretary a written revocation notice or a new, duly executed proxy bearing a later date or by attending in person and voting at the Meeting. Attendance at the Meeting, however, will not itself constitute the revocation of such a proxy.

Voting Agreement

On September 13, 2007, the Company entered into a Settlement Agreement and General Release (the “Settlement Agreement”), among the Company, Paragon Systems, Inc., a wholly-owned subsidiary of the Company (“Paragon Systems”), and Ronald G. Farrell, the Company’s Chief Executive Officer, on the one hand, and Charles Keathley, Robert Luther, John Wilson and Harold Bright, on the other hand (collectively, the “Selling Shareholders”), with respect to all of the litigation pending among the Company, Paragon Systems, Mr. Farrell and the Selling Shareholders. Pursuant to the Settlement Agreement, the Company, among other things, issued to the Selling Shareholders an aggregate of 665,000 shares of Common Stock, and the Selling Shareholders granted to Mr. Farrell an irrevocable proxy (the “Voting Agreement”) to vote, in his sole and absolute discretion, an aggregate of 700,000 shares of Common Stock held by them until such time as such shares are sold by them to an unaffiliated third-party in accordance with the terms of the Securities Act of 1933, as amended (the “Securities Act”). As a result of the irrevocable proxy granted to Mr. Farrell pursuant to the Voting Agreement and the other shares of Common Stock beneficially owned by Mr. Farrell, Mr. Farrell directs the voting of 1,508,750 shares of Common Stock or approximately 36% of the shares of Common Stock outstanding as of the Record Date and entitled to vote at the Meeting. Mr. Farrell has indicated to the Company that he intends to vote all such shares in favor of (FOR): (i) the election of the two Class III director nominees specified herein;

(ii) the ratification of the appointment of HA&W as the Company’s independent registered public accounting firm for the year ending December 31, 2008; (iii) the amendment to the Incentive Plan; and (iv) in the sole and absolute discretion of Mr. Farrell, any other matter that may properly come before the Meeting.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board of Directors

The business affairs of the Company are managed under the direction of the Board in accordance with the Georgia Business Corporation Code, as implemented by the Company’s Articles of Incorporation and Bylaws. The role of the Board is to effectively govern the affairs of the Company for the benefit of its shareholders and other constituencies. The Board strives to ensure the success and continuity of business through the election of qualified management. It is also responsible for ensuring that the Company’s activities are conducted in a responsible and ethical manner. The Company is committed to having sound corporate governance principles.

The Company has a classified Board currently consisting of one Class I director (James M. Logsdon), one Class II director (James A. Verbrugge), and two Class III directors (Lee K. Toole and Ronald G. Farrell). The Class III directors currently serve until the Meeting, and the Class I and Class II directors currently serve until the Company’s annual meetings of shareholders to be held in 2009 and 2010, respectively. After the Meeting, the Class I, Class II and Class III directors will serve until the Company’s annual meetings of shareholders to be held in 2009, 2010 and 2011, respectively, and until their respective successors are duly elected and qualified or until their earlier retirement, resignation, death or removal.

At each of the Company’s annual meeting of shareholders, directors are duly elected for a full term of three years to succeed those whose terms are expiring. Vacancies on the Board and newly-created directorships can generally be filled by a vote of a majority of the directors then in office.

At the meeting, shareholders are being asked to re-elect Messrs. Toole and Farrell to serve as Class III directors until the Company’s 2011 annual meeting of shareholders and until their successors are duly elected and qualified or until their earlier retirement, resignation, death or removal. Proxies cannot be voted at the meeting for a greater number of persons than the number of nominees named in this Proxy Statement.

Director Independence

The Board has determined that three of the four members of the Board – Messrs. Logsdon and Toole and Dr. Verbrugge – are “independent” as defined for purposes of the rules of the Securities and Exchange Commission (“SEC”) and the listing standards of The Nasdaq Stock Market LLC (the “Nasdaq”). For a director to be considered independent, the Board must determine that the director does not have a relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making this determination, the Board considers all relevant facts and circumstances, including any transaction or relationship between the director and the Company or its subsidiaries.

Code of Ethics and Conduct

The Company has adopted a Code of Ethics and Conduct that applies to all of the Company’s directors and employees, including the Company’s Chief Executive Officer and Chief Financial Officer. The Company will provide to any person without charge, upon request, a copy of the Code of Ethics and Conduct. Such requests should be directed to the Company’s Corporate Secretary at Royal Centre One, 11675 Great Oaks Way, Suite 120, Alpharetta, Georgia 30022.

Board Committees

The Board has established a compensation committee (the “Compensation Committee”) and an audit committee (the “Audit Committee”). The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has not established a separate committee of its members to nominate candidates for election as directors.

The Compensation Committee is comprised of three directors, Messrs. Logsdon and Toole and Dr. Verbrugge, with Mr. Toole serving as the chairperson. None of the members of the Compensation Committee is a current or former employee of the Company or any of its subsidiaries. The primary duties of the Compensation Committee are to oversee, establish and administer the Company’s executive compensation program; administer the Incentive Plan; evaluate the performance of the Company’s executive offices; and approve all compensation decisions for such officers. The Compensation Committee operates under a written charter adopted by the Board effective as of October 13, 2004, a copy of which is set forth as Appendix A to this Proxy Statement.

The Audit Committee is comprised of three directors, Messrs. Logsdon and Toole and Dr. Verbrugge, with Dr. Verbrugge serving as the chairman. None of the members of the Audit Committee is a current or former employee of the Company or any of its subsidiaries. The Audit Committee represents the Board in discharging its responsibility relating to the accounting, reporting and financial practices of the Company and its subsidiaries. Its primary duties include monitoring the integrity of the Company’s financial statements and system of internal controls and the Company’s compliance with regulatory and legal requirements; monitoring the independence, qualifications and performance of the Company’s independent registered public accounting firm and internal auditing services; and providing an avenue of communication among the Company’s independent registered public accounting firm, management, internal audit and the Board. The Audit Committee operates under a written charter adopted by the Board effective as of October 13, 2004, a copy of which was set forth as Appendix A to the Company’s proxy statement for its 2006 annual meeting of shareholders. Additional information regarding the Audit Committee’s activities is provided in the section of this Proxy Statement titled “Audit Committee Report.”

The Board has determined that the Audit Committee’s chairperson, Dr. Verbrugge, is an “audit committee financial expert”, as such term is defined in Item 407(d)(5) of Regulation S-K. Dr. Verbrugge meets the independence requirements of the Nasdaq listing standards. Pursuant to the regulations of the SEC, a person who is determined to be an audit committee financial expert will not be deemed an expert for any purpose, including, without limitation, for purposes of Section 11 of the Securities Act, as a result of being designated or identified as an audit committee financial expert. Furthermore, the designation or identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the Audit Committee or the Board in the absence of such designation or identification. Moreover, the designation or identification of a person as an audit committee financial expert does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

Attendance at Board and Committee Meetings

The Board, the Compensation Committee and the Audit Committee each held five meetings in the year ended December 31, 2007. All directors attended at least 75% of the Board and committee meetings on which such director served during the year ended December 31, 2007. Although the Company has no formal policy with respect to Board members’ attendance at the Company’s annual meeting of shareholders, it is customary for all Board members to attend. All of the members of the Board attended the Company’s 2007 annual meeting of shareholders.

Nominating Process for Directors

The Company does not have a nominating committee and, accordingly, does not have a nominating committee charter. The Board has adopted resolutions which require that the independent directors on the Board, where independence is determined by the rules and regulations of the SEC and the Nasdaq (the “Independent Directors”), identify candidates for election to the Board and recommend to the full Board such candidates for nomination for election to the Board. Messrs. Logsdon and Toole and Dr. Verbrugge are the Independent Directors currently serving on the Board. The Board believes that establishing a separate nominating committee is not necessary because the Independent Directors perform substantially similar functions as a separately-designated nominating committee would perform.

        Pursuant to Section 2.05 of the Company’s Bylaws, only persons who are selected and recommended by the Board or the committee of the Board designated to make nominations, or who are nominated by shareholders in accordance with the procedures set forth in Section 2.05, shall be eligible for election, or qualified to serve, as directors. Nominations of individuals for election to the Board at any annual meeting or any special meeting of shareholders at which directors are to be elected may be made by any shareholder of the Company entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in Section 2.05. Nominations by shareholders shall be made by written notice (a “Nomination Notice”), which shall set forth (i) as to each individual nominated, (a) the name, date of birth, business address and residence address of such individual, (b) the business experience during the past five years of such nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on, and such other information as to the nature of his or her responsibilities and level of professional competence as may be sufficient to permit assessment of his or her prior business experience, (c) whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity, (d) any directorships held by such nominee in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of such act or any company registered as an investment company under the Investment Company Act of 1940, as amended, and (e) whether such nominee has ever been convicted in a criminal proceeding or has ever been subject to a judgment, order, finding or decree of any federal, state or other governmental entity, concerning any violation of federal, state or other law, or any proceeding in bankruptcy, which conviction, order, finding, decree or proceeding may be material to an evaluation of the ability or integrity of the nominee; and (ii) as to the person submitting the Nomination Notice and any person acting in concert with such person, (x) the name and business address of such person, (y) the name and address of such person as they appear on the Company’s books (if they so appear), and (z) the class and number of shares of the Company’s stock that are beneficially owned by such person. A written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by the nominee, shall be filed with any Nomination Notice. If the presiding officer at any shareholders’ meeting determines that a nomination was not made in accordance with the procedures prescribed by the Company’s bylaws, such officer shall so declare to the meeting and the defective nomination shall be disregarded. Nomination Notices shall be delivered to the Company’s Corporate Secretary at the principal executive office of the Company (i) within 120 days prior to an annual meeting of shareholders or (ii) within 10 days after the date that notice of a special meeting is sent to shareholders.

The Independent Directors and the Board have not established any specific, minimum qualifications that must be met by a nominee identified by the Independent Directors and nominated by the Board. When seeking to identify an individual to become a director, the Independent Directors generally consider, among other factors, the background and reputation of potential candidates in terms of character, personal and professional integrity, business and financial experience and acumen, how a person would complement the other directors in providing a diversity of expertise and experience and a person’s availability to devote sufficient time to Board duties. The director nominees for election as Class III directors at the Meeting were identified by the Independent Directors and nominated by the Board based on the foregoing factors, among other things.

Assuming the appropriate background material is provided for candidates submitted by shareholders, the process generally followed by the Independent Directors to identify and evaluate candidates described above will be used to evaluate candidates submitted by shareholders and the Independent Directors will apply substantially the same criteria.

Communications With Directors

Shareholders may communicate with the Board or any individual director by sending a letter to the Company at Royal Centre One, 11675 Great Oaks Way, Suite 120, Alpharetta, Georgia 30022, addressed to the Board or any individual director. The Company’s Corporate Secretary will receive the correspondence and forward it to the Chairman of the Board or to any individual director or directors to whom the communication is directed. The Company’s Corporate Secretary is authorized to review, sort and summarize all communications received prior to their presentation to the Chairman of the Board or to whomever director(s) the communication is addressed. If such communications are not a proper matter for Board attention, such individuals are authorized to direct such communication to the appropriate department. For example, shareholder requests for materials or information will be directed to the appropriate investor relations personnel.

Review, Approval or Ratification of Transactions with Related Persons

It is an unwritten policy and practice of the Board, which is not otherwise evidenced, that all transactions which would be required to be reported pursuant to Item 404(a) of Regulation S-K must be reviewed and approved by the Audit Committee before the Company enters into any such transaction.

PROPOSAL 1:

ELECTION OF CLASS III DIRECTORS

Nominees for Election as Class III Directors

Upon recommendation of the Independent Directors, the Board has nominated Messrs. Farrell and Toole for re-election as Class III directors at the Meeting. If re-elected at the Meeting to serve as Class III directors, Messrs. Farrell and Toole will serve as Class III directors until the Company’s annual meeting of shareholders to be held in 2011 and until their successors are duly elected and qualified or until their early retirement, resignation, death or removal.

Proxies cannot be voted at the Meeting for a greater number of persons than the number of nominees named. Unless otherwise directed, the persons named as proxies and attorneys in the enclosed form of proxy intend to vote (FOR) the election of Messrs. Farrell and Toole as Class III directors for the ensuing term. If either Messrs. Farrell or Toole for any reason should not be available as a candidate for director, then votes will be cast pursuant to authority granted by the enclosed proxy for such other candidate or candidates as may be nominated by the Board. The Board has not been informed by Messrs. Farrell or Toole that they are unable to serve as directors or will decline to serve as directors, if elected.

Set forth below is certain information, as of the Record Date, for the Class III director nominees, Messrs. Farrell and Toole. This information is based on information furnished to the Company by Messrs. Farrell and Toole.

Ronald G. Farrell, age 65, has served as the Company’s Chief Executive Officer and President since the Company’s formation in October 2001 and as a Class III director of the Company since the Company’s initial public offering in February 2005. He also served as the Company’s sole director from October 2001 to February 2005. From December 1998 to December 2001, Mr. Farrell served as Chairman of the Board and Chief Executive Officer of Golf Entertainment, Inc. At various times from 1986 through 1998, Mr. Farrell founded and served as Chairman of the Board and Chief Executive Officer of Computer Integration Corporation, Sports Leisure, Inc., Automotive Industries, Inc. and Builders Design, Inc.

Lee K. Toole, age 72, has served as a Class III director of the Company and a member of the Audit Committee and the Compensation Committee since the Company’s initial public offering in February 2005. Mr. Toole founded Toole Consulting Corporation in 1997, which provides consulting services to Lucent Technologies, Inc. and GTE Corporation, among other clients. Mr. Toole retired in 1997 as a senior vice president of GTE Corporation, concluding a 36 year career in the telecommunications industry. During his career, which included 15 years with AT&T, Inc., Mr. Toole served in various executive capacities, including President of GTE China, Senior Vice President—Asia Pacific, Vice President—Business Development worldwide for wireless networks, and Chairman of the Board of Directors of a joint venture in Argentina which built a nationwide wireless network.

Vote Required to Elect Nominees

A plurality of the votes present in person or represented by proxy and entitled to vote at the Meeting is required for the election of Messrs. Farrell and Toole as Class III directors.

Recommendation of the Board of Directors

The Board unanimously recommends that the shareholders vote in favor of (FOR) Messrs. Farrell and Toole for election as Class III directors. Proxies will be voted FOR the election of those nominees unless otherwise specified.

Directors Continuing Service

The following sets forth information, as of the Record Date, for all other directors of the Company whose terms of office will continue after the Meeting.

Dr. James A. Verbrugge, age 68, has served as a Class II director of the Company and as a member of the Audit Committee and the Compensation Committee since the Company’s initial public offering in February 2005. Dr. Verbrugge is Emeritus Professor of Finance in the Terry College of Business at the University of Georgia. From 1976 to 2001, he served as the Chairman of the Department of Banking and Finance in the Terry College of Business, where he held the Chair of Banking from 1992 to 2002.

James M. Logsdon, age 61, has served as a Class I director of the Company and a member of the Audit Committee and the Compensation Committee since the Company’s initial public offering in February 2005. Mr. Logsdon is a consultant with The Logsdon Group, which Mr. Logsdon founded in March 2004. The Logsdon Group provides tactical and strategic consulting services to business organizations. He served as President, Chief Operating Officer and a director of Verso Technologies, Inc., a publicly-held technology corporation, from January 2000 until March 2004. From January 1998 to January 2000, Mr. Logsdon served as Vice President and General Manager of Branch Operations—East for the Network Services division of GTE Corporation, a global telecommunications corporation. From January 1991 to December 1997, he served as GTE’s Vice President, Sales & Marketing—Commercial Markets.

There are no family relationships among any of the executive officers or directors of the Company. No arrangement or understanding exists between any director and any other person pursuant to which any director was selected to serve as a director. To the best of the Company’s knowledge, (i) there are no material proceedings to which any director of the Company is a party, or has a material interest, adverse to the Company; and (ii) there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any of the directors during the past five years.

EXECUTIVE COMPENSATION

Executive Officers

Executive officers of the Company are elected or appointed annually by the Board, serve at the discretion of the Board and hold office until their successors are elected and qualified or until their earlier retirement, death, resignation or removal, subject to the terms of applicable employment agreements. The following table sets forth the name of each executive officer of the Company, the office held by such officer and the age, as of the Record Date, of such officer:

Name	Age	Position
Ronald G. Farrell	65	Chairman of the Board, Chief Executive Officer, President and Secretary
Nicolas V. Chater(1)	55	Chief Financial Officer

(1)

Nicolas Chater has served as the Company’s Chief Financial Officer since November 2007. From July 2004 through October 2007, Mr. Chater served as the Executive Vice President and Deputy Chief Financial Officer of HomeBanc Corp. and the Chief Financial Officer of HBMC. From 1996 until December 2003, Mr. Chater served as the Chief Financial Officer of various subsidiaries of Cap Gemini Ernst & Young.

Certain additional information concerning Mr. Farrell is set forth in the section of this Proxy Statement titled “Proposal I: Election of Class III Directors – Nominees for Election as Class III Directors.”

Summary Compensation Table

The following table and footnotes discuss the compensation paid to, earned by or accrued by the Company’s Chief Executive Officer, Chief Financial Officer and the Company’s other most highly compensated executive officers whose total compensation exceeding $100,000 (collectively, the “Named Executive Officers”) during the year ended December 31, 2007.

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)		All Other Compensation	Total
Ronald G. Farrell,	2007	$404,206	$121,100	$0		$64,326	$589,632
Chief Executive Officer	2006	$366,564	$0	$0		$64,484	$431,048

Nicolas V. Chater	2007	$30,288	$0	$95,000	(2)	$0	$125,288
Chief Financial Officer

Robert K. Mills,	2007	$135,569	$7,580	$61,650	(3)	$18,400	$223,199
former Chief Financial Officer	2006	$199,000	$25,000	$119,324	(3)	$50,640	$393,964

(1)

Reflects the proportionate amount of the total fair value of option awards granted under the Incentive Plan that are recognized by the Company as an expense for financial statement reporting purposes for the year ended December 31, 2007. The fair value of the awards was determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123R (revised 2004), Share Based Payment (“FAS No. 123R”). The assumptions used in the calculation of the grant date fair values of the option awards are included in Note 3 to the Company’s audited financial statements for the year ended December 31, 2007, which are included in the Annual Report.

(2)

On December 13, 2007, the Company granted to Mr. Chater a ten-year option to purchase 100,000 shares of Common Stock at an exercise price of $2.00 per share, which option vests as to 50,000 shares on each of December 13, 2008 and December 13, 2009.

(3)

The Company granted to Mr. Mills: (i) on May 3, 2007, a ten-year option to purchase 45,000 shares of Common Stock at an exercise price of $2.70 per share, which option was scheduled to vest as to 15,000 shares on each of May 3, 2007, May 3, 2008 and May 3, 2009; (ii) on January 13, 2006, a ten-year option to purchase 100,000 shares of Common Stock at an exercise price of $4.05 per share, which option was scheduled to vest as to 33,333 shares on each of August 8, 2006 and August 8, 2007 and as to 33,334 shares on August 8, 2009; and (iii) on May 11, 2006, a ten-year option to purchase 30,000 shares of Common Stock at an exercise price of $3.00 per share, which option was scheduled to vest as to 10,000 shares on each of May 11, 2006, May 11, 2007 and May 11, 2008. Mr. Mills ceased serving as the Company’s Chief Financial Officer effective July 31, 2007, and all his options terminated on October 31, 2007, without being exercised.

Outstanding Equity Awards At 2007 Fiscal Year-End

The table below shows outstanding equity awards held by the Named Executive Officers for the year ended December 31, 2007.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
Nicolas V. Chater	100,000	$2.00	12/13/2019

(1)	Represents an option to purchase 100,000 shares of Common Stock which vests as to 50,000 shares on each of December 31, 2008 and December 13, 2009.

Employment Agreements and Post-Termination Payments

Ronald G. Farrell. Pursuant to the employment agreement, as amended, between the Company and Mr. Farrell, Mr. Farrell has agreed to serve as the Company’s Chief Executive Officer and President until June 30, 2010. The agreement provides for: (i) payment of a specified base salary which increases by 10% per year; (ii) payment of an annual incentive bonus equal to 5% of the Company’s EBITDA, as defined, for such year, provided that such bonus may not exceed 100% of Mr. Farrell’s base salary for such year; (iii) prohibitions against Mr. Farrell’s disclosure of confidential information, solicitation of the Company’s employees and participation in a business competitive with the Company’s business during his employment and for a period of one year following the termination of his employment; (iv) upon termination of Mr. Farrell’s employment by the Company without “cause” by Mr. Farrell for good reason, a lump sum payment to Mr. Farrell equal to the base salary otherwise payable to Mr. Farrell for the remainder of the term of the agreement and continuation of all other employee benefits and payments otherwise payable to Mr. Farrell for the remainder of such term, provided, however, that all COBRA payments payable by Mr. Farrell shall be paid by the Company for at least 18 months after such termination; and (v) upon a “change of control” of the Company, a lump sum payment to Mr. Farrell equal to the value of all compensation and benefits which Mr. Farrell would have received had the agreement terminated two years after such change of control. Pursuant to Mr. Farrell’s employment agreement, the Company also provides certain other benefits and expense reimbursements to Mr. Farrell which are consistent with his position as the Company’s Chief Executive Officer. Mr. Farrell is also entitled to participate in any employee benefit plan, stock option plan and other fringe benefit plan at the discretion of the Board.

Pursuant to Mr. Farrell’s employment agreement, the following post-termination payments would be payable to Mr. Farrell as of December 31, 2007, if a termination event occurred:

	Salary	Health and Welfare Benefits	Other
Termination due to death of the executive	$689,000	$41,000	$27,000
Termination with cause	$0	$0	$0
Termination without cause	$1,203,000	$86,000	$45,000
Termination due to change of control	$1,203,000	$86,000	$45,000

For purposes of Mr. Farrell’s employment agreement (i) the term “cause” means gross negligence, gross malfeasance or willful disregard for duty in the performance of Mr. Farrell’s employment agreement, other than as a result of Mr. Farrell’s part shall be considered willful, unless done, or omitted to be done, by him not in good faith and without reasonable belief that this action or omission was in the best interest of the Company; and (ii) the phrase “change of control” refers to the sale of the Company, removal of Mr. Farrell as Chairman of Board, or one person or group gaining a majority 51% interest in the Company or a majority of the members of the Board.

In order to induce the tender of the Company’s 10% Convertible Promissory Notes due 2008 in the issuer tender offer described in the Company’s tender offer statement on Schedule TO, initially filed with the SEC on August 20, 2008, as amended (the “Exchange Offer”), the Company and Mr. Farrell have agreed to amend his employment agreement as follows: (i) to reduce his annual salary by (a) 25% during the period from January 1, 2009 through June 30, 2009 and (b) 50% during the period from July 1, 2009 through June 30, 2010; and (ii) to grant to Mr. Farrell (a) 100,000 shares of Common Stock on the date the amendment to his employment agreement is executed and (b) 81,406 shares of Common Stock on January 1, 2009 (together, the “Stock Grants”). Notwithstanding the foregoing, the reduction in Mr. Farrell’s annual salary shall not affect the calculation of bonus, severance or other amounts which Mr. Farrell is entitled to receive, and which are calculated with reference to Mr. Farrell’s “base salary”, under his employment agreement and such bonus, severance and other amounts will be calculated and made as if the reduction in Mr. Farrell’s annual salary had not occurred.

The Stock Grants will be made pursuant and subject to the terms and conditions of the Incentive Plan. The Stock Grants will vest in a manner such that an aggregate of 10,000 shares will vest on the last day of each month during the period from January 1, 2009 through May 31, 2010, and the remaining unvested shares underlying the Stock Grants will vest on June 30, 2010. Notwithstanding the foregoing, if the Company experiences a “change in control” (as defined in the Incentive Plan), or if Mr. Farrell resigns, is terminated from his position, ceases to be the Company’s Chief Executive Officer or otherwise ceases to be employed by the Company, then all shares underlying the Stock Grants which have not vested by the end of the month in which such change in control occurs, or at the time of such resignation, termination or cessation, will be forfeited.

The amendment of Mr. Farrell’s employment agreement to effect the foregoing changes in his compensation shall be made promptly after the Exchange Offer.

Nicolas Chater. Pursuant to an employment agreement between the Company and Mr. Chater, Mr. Chater has agreed to serve as the Company’s Chief Financial Officer until June 30, 2010. The agreement provides for: (i) payment of a base salary at a rate of $250,000 per year; (ii) payment of an annual retention bonus equal to $25,000 per year; (iii) payment of an annual performance bonus equal to 3% of the Company’s EBITDA, as defined, for such year, provided, that (a) the annual performance bonus may not exceed 100% of the base salary for such year and (b) Mr. Chater’s 2008 performance bonus shall not be less than $90,000; and (iv) an annual issuance to Mr. Chater pursuant to the Incentive Plan of options to purchase at least 50,000 shares of Common Stock which vest over a two-year period. The employment agreement also provides that, if Mr. Chater’s employment is terminated by the Company without “cause” or by him for “good reason,” then Mr. Chater shall be entitled to receive a single lump sum in an amount equal to his then-current salary and performance bonus and shall be entitled to participate in the Company’s employee benefit, retirement and compensation plans during the twelve-month period following the date of such termination. Notwithstanding the foregoing, if Mr. Chater’s employment is terminated by the Company without cause during the 24-month period following a change of control of the Company, then Mr. Chater will be entitled to receive a lump sum payment of his then-current performance bonus and twice his then-current base salary and shall be entitled to participate in the Company’s employee benefit, retirement and compensation plans during the 24-month period following the date of such termination.

Pursuant to the employment agreement, the following post-termination payments would be payable to Mr. Chater as of December 31, 2007, if a termination event occurred:

	Salary(1)	Health and Welfare Benefits	Other
Termination due to death of the executive	$0	$0	$0
Termination with cause	$0	$0	$0
Termination without cause	$370,000	$14,000	$0
Termination due to change of control	$659,000	$28,000	$0

(1)	Includes guaranteed bonus.

For purposes of Mr. Chater’s employment agreement, “cause” for termination hereof shall exist if: (i) Mr. Chater is convicted of, or pleads guilty or nolo contendere to, any act of fraud, misappropriation or embezzlement, or any felony; (ii) in the reasonable determination of the Board, Mr. Chater has engaged in conduct or activity materially damaging to the business of the Company; or (iii) Mr. Chater has failed, without reasonable cause, to devote his full business time and best efforts to the business of the Company and, after written notice from the Company of such failure, Mr. Chater at any time thereafter again so fails.

Also for purposes of Mr. Chater’s employment agreement, a “change in control” shall have occurred if: (i) a majority of the directors of the Company shall be persons other than persons (a) for whose election proxies shall have been solicited by the Board, or (b) who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships; (ii) a majority of the outstanding voting power of the Company shall have been acquired or beneficially owned by any person or group, which group does not include Mr. Chater; or (iii) there shall have occurred, subject to certain exceptions, (1) a merger or consolidation of the Company with or into another corporation (other than certain specified mergers or consolidations), (2) a statutory exchange of shares of one or more classes or series of outstanding voting stock of the Company for cash, securities or other property, (3) the sale or other disposition of all or substantially all of the assets of the Company (in one transaction or a series of transactions), or (4) the liquidation or dissolution of the Company.

Director Compensation

The Company compensates each member of the Board for his service on the Board at an annual rate of $18,000 per year plus $1,500 for each Board meeting and committee meeting attended by such member. The Company reimburses the Board members for reasonable expenses incurred by them in attending such meetings of the Board and any committees of the Board of which they are members. Members of the Board are also eligible to receive stock options granted pursuant to the Incentive Plan.

The following table summarizes the compensation for director fees paid to or accrued for the Company’s non-employee directors during the year ended December 31, 2007.

Name	Fees Earned or Paid in Cash	Option Awards	Total
James A. Logsdon (1)	$26,250	$5,200	$31,450
Lee K. Toole(2)	$26,250	$5,200	$31,450
James A. Verbrugge(3)	$26,250	$5,200	$31,450

(1)

On November 8, 2007, the Company granted to Mr. Logsdon an immediately exercisable, ten-year option to purchase 5,000 shares of Common Stock at an exercise price of $2.16 per share, which option had a fair value on the date of grant determined in accordance with FAS No. 123R, of $5,200. As of December 31, 2007, Mr. Logsdon had exercisable options to purchase an aggregate of 13,332 shares of Common Stock and unexercisable options to purchase an aggregate of 4,166 shares of Common Stock.

(2)	On November 8, 2007, the Company granted to Mr. Toole an immediately exercisable, ten-year option to purchase 5,000 shares of Common Stock at an exercise price of $2.16 per share, which option had a fair value on the date of grant determined in accordance with FAS No. 123R of $5,200. As of December 31, 2007, Mr. Toole had exercisable options to purchase an aggregate of 13,332 shares of Common Stock and unexercisable options to purchase an aggregate of 4,166 shares of Common Stock.

(3)

On November 8, 2007, the Company granted to Mr. Verbrugge an immediately exercisable, ten-year option to purchase 5,000 shares of Common Stock at an exercise price of $2.16 per share, which option had a fair value on the date of grant determined in accordance with FAS No.123R of $5,200. As of December 31, 2007, Mr. Verbrugge had exercisable options to purchase an aggregate of 13,332 shares of Common Stock and unexercisable options to purchase an aggregate of 4,166 shares of Common Stock.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Overview

Tauber & Balser, P.C. (“Tauber & Balser”) served as the Company’s independent registered public accounting firm from December 21, 2005 to November 1, 2008, and conducted the audit of the Company’s consolidated financial statements for the years ended December 31, 2006 and 2007. The Board has appointed HA&W to serve as the independent registered public accounting firm to conduct an audit of the Company’s consolidated financial statements for the year ending December 31, 2008.

Appointment of the Company’s independent registered public accounting firm is not required to be submitted to a vote of the shareholders of the Company for ratification under the laws of the State of Georgia. However, the Audit Committee has recommended that the Board submit this matter to the shareholders of the Company as a matter of good corporate practice. If the shareholders fail to ratify the appointment of HA&W at the meeting, then the Audit Committee will take the shareholder vote under advisement when selecting the Company’s independent registered public accounting firm for the year ending December 31, 2009.

Representatives of HA&W are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Changes in and Disagreements With Accountants

On November 1, 2008, Tauber & Balser resigned as the Company’s independent registered public accounting firm. Tauber & Balser recently entered into an agreement with HA&W, pursuant to which Tauber & Balser combined its operations into HA&W and certain of the Tauber & Balser professional staff and shareholders joined HA&W, either as employees or partners of HA&W, and will continue to practice as members of HA&W.

The reports of Tauber & Balser regarding the Company’s financial statements for the fiscal years ended December 31, 2007 and 2006 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2007 and 2006 and during the period from the end of the most recently completed fiscal year through November 1, 2008, the date of the Tauber & Balser resignation, there were no disagreements between the Company and Tauber & Balser on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Tauber & Balser, would have caused Tauber & Balser to make reference to such disagreements in its reports. During the two most recent fiscal years and through November 1, 2008, there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

On November 4, 2008, the Company engaged HA&W as its new independent registered public accounting firm. Prior to engaging HA&W, the Company did not consult with HA&W regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of opinion that might be rendered by HA&W on the Company’s financial statements, and HA&W did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue. The engagement of HA&W was approved by the Audit Committee.

Fees and Services

The following is a summary of the fees billed to the Company by its principal accountant for professional services rendered for the years ended December 31, 2006 and 2007.

	Miller, Ray, Houser & Stewart LLP(1)	Tauber & Balser, P.C.
	Year Ended December 31, 2006	Year Ended December 31, 2006	Year Ended December 31, 2007
Audit Fees	$0	$179,052	$225,086
Audit Related Fees(2)	$0	$14,000	$13,800
Tax Fees	$0	$0	$0
All Other Fees(3)	$5,555	$16,600	$0

Total Fees	$5,555	$209,652	$238,886

(1)

On July 20, 2004, the Company engaged Miller Ray Houser & Stewart LLP (“MRH&S”) as its independent registered public accounting firm to audit the Company’s financial statements in preparation for its initial public offering and for the year ended December 31, 2004. MRH&S resigned as the Company’s independent registered public accounting firm on December 21, 2005.

(2)	These fees relate primarily to due diligence pertaining to acquisitions, audits of employee benefit plans, and accounting consultations.

(3)	These fees relate primarily for consents related to consultation services, SEC registration statements and special transactions.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee is required to pre-approve the audit and non-audit services performed by the Company’s independent registered public accountants. The Audit Committee has adopted a policy which provides for general pre-approval of specified Audit, Audit-Related, Tax and Other Services that do not exceed enumerated dollar amounts. The policy also provides that, unless a type of service to be provided by the Company’s independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee.

The Audit Committee has determined the Audit, Audit-Related, Tax and Other Services that are the basis for general pre-approval by the Audit Committee. The enumerated dollar amounts at which such general pre-approval will apply are currently under consideration by the Audit Committee. Until the Audit Committee has determined such enumerated dollar amounts, all services performed by the Company’s independent registered public accountants will require the specific pre-approval of the Audit Committee.

Vote Required to Ratify Appointment of Independent Registered Public Accounting Firm

Ratification of the appointment of HA&W as the Company’s independent registered public accounting firm for the year ending December 31, 2008, will require that the number of votes cast at the Meeting favoring the proposal with respect to such ratification exceed the number of votes cast opposing such proposal.

Recommendation of the Board of Directors

The Board unanimously recommends that the shareholders of the Company vote FOR Proposal 2. Proxies solicited by the Board will be voted FOR the ratification of the appointment of HA&W unless instructions to the contrary are given.

AUDIT COMMITTEE REPORT

The Audit Committee consists of the following members of the Board: Messrs. Logsdon and Toole and Dr. Verbrugge, with Dr. Verbrugge serving as the chairman. Each of the members meets the independence requirements of Rule 4200(a)(15) of the Nasdaq Listing Standards.

The Audit Committee operates under a written charter adopted by the Board effective as of October 13, 2004, a copy of which was attached as Appendix A to the Company’s proxy statement for its 2006 annual meeting of shareholders.

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2007.

The Audit Committee has discussed with the Company’s independent registered public accountants for the year ended December 31, 2007, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has reviewed the written disclosures and the letter from Tauber & Balser required by the applicable requirements of the Public Company Accounting Oversight Board regarding Tauber & Balser’s communications with the Audit Committee concerning independence and has discussed with Tauber & Balser its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Annual Report for filing with the SEC.

Respectfully submitted,

James M. Logsdon

Robert K. Toole

James A. Verbrugge (Chairman)

Pursuant to the regulations of the SEC, this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act.

PROPOSAL 3

AMENDMENT TO 2004 STOCK INCENTIVE PLAN,

AS AMENDED AND RESTATED

Introduction

On October 13, 2004, the Board and the Company’s shareholders initially approved the Company’s 2004 Stock Incentive Plan, which was amended and restated effective November 7, 2006, upon the approval of the Company’s shareholders at the Company’s 2006 annual meeting of shareholders. The Company’s 2004 Stock Incentive Plan, as amended and restated effective November 7, 2006, is referred to in this Proxy Statement as the “Incentive Plan.”

The amendment and restatement of the Company’s 2004 Incentive Stock Plan: (i) increased the number of shares authorized for issuance under the Incentive Plan from 500,000 to 1,500,000, less the aggregate number of shares already issued thereunder; (ii) authorized the issuance of performance-based awards which satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”); (iii) incorporated necessary amendments to satisfy the requirements of Section 409A of the Code; and (iv) prohibited the repricing of options granted under the Incentive Plan without shareholder approval.

On November 12, 2008, the Board approved, subject to shareholder approval, a further amendment to the Incentive Plan to: (i) increase the number of shares authorized for issuance under the Incentive Plan from 1,500,000 to 2,000,000, less the aggregate number of shares already issued thereunder; and (ii) provide that unvested, performance-based awards of restricted stock and stock bonuses (each as defined below under “Summary of Incentive Plan as Proposed to be Amended”) will be terminated and forfeited upon retirement. The Board is submitting this amendment as Proposal 3 of this Proxy Statement for approval of the Company’s shareholders at the Annual Meeting.

The purpose of the Incentive Plan is to advance the interests of the Company and its shareholders by enabling the Company to: (i) attract and retain qualified employees or consultants to perform services for the Company by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives; and (ii) pursue its growth strategy by providing the Company a means to provide an incentive through equity participation in the Company in the form of stock options or other incentive awards to key employees of newly acquired companies. The Company’s management relies on incentive awards as an essential part of the compensation packages necessary for the Company to attract and retain experienced officers and employees and to motivate employees to maximize shareholder value.

At the Meeting, shareholders are being asked to amend the Incentive Plan as set forth in Proposal 3. In the event Proposal 3 is not approved by the shareholders, then the Incentive Plan will remain in full force and effect as amended and restated on November 7, 2006. The Incentive Plan as proposed to be amended as set forth in Proposal 3 is attached as Appendix B to this Proxy Statement.

The Amendments to the Incentive Plan

As discussed above, the amendment to the Incentive Plan set forth in Proposal 3 amends the Incentive Plan to increase the number of shares authorized for issuance thereunder and to provide that unvested, performance-based awards of restricted stock and stock bonuses will be terminated and forfeited upon retirement.

As of the Record Date, the Company had granted options to purchase 873,050 shares of Common Stock and issued (or approved for issuance) 205,000 shares of restricted Common Stock under the Incentive Plan. Accordingly, 421,950 shares of Common Stock remain available for grant under the Incentive Plan as of the Record Date. The amendment to the Incentive Plan set forth in Proposal 3 increases the number of shares authorized for issuance under the Incentive Plan from 1,500,000 to 2,000,000, less the aggregate number of shares already issued thereunder. The Board believes this increase is necessary in order to have shares of Common Stock available for future retention of key employees and the recruitment of new employees. If Proposal 3 is approved by the shareholders, then an additional 500,000 shares of Common Stock will be available for future awards under the Incentive Plan.

The Incentive Plan is intended to permit the grant of performance-based vesting awards in compliance with Section 162(m) of the Code, which generally disallows a tax deduction to public companies for compensation over $1 million paid to the Chief Executive Officer and the four other most highly compensated executive officers in any taxable year. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Qualifying performance-based compensation includes stock awards and stock based awards granted in a manner designed to make them deductible by the Company under Section 162(m) of the Code. A recent Revenue Ruling issued by the Internal Revenue Service in 2008 provides that awards which vest upon retirement are not considered qualifying performance-based compensation under Section 162(m) of the Code. Accordingly, such awards would be subject to the deduction limit. In order to meet the requirements of Section 162(m) of the Code and preserve the deductibility of performance-based awards of restricted stock and stock bonuses granted under the Incentive Plan, the amendment to the Incentive Plan set forth in Proposal 3 amends the Incentive Plan to provide that unvested, performance-based awards of restricted stock and stock bonuses will be terminated and forfeited upon retirement.

Summary of the Incentive Plan as Proposed to be Amended

General. The Incentive Plan provides for the grant to participating eligible recipients of the Company, also referred to as “participants,” of (i) options to purchase shares of Common Stock that qualify as “incentive stock options” within the meaning of Section 422 of the Code; (ii) options to purchase shares of Common Stock that do not qualify as incentive options (“non-qualified options”); (iii) awards of shares of Common Stock that are subject to risk of forfeiture and transferability restrictions that lapse after specified periods of time or upon the occurrence of events described in the Incentive Plan (“restricted stock awards”); and (iv) awards of shares of Common Stock (“stock bonuses”). Incentive options and non-qualified options are collectively referred to in this document as “options,” and options, restricted stock awards, and stock bonuses are collectively referred to in this document as “incentive awards.”

The Incentive Plan is administered by the Compensation Committee of the Board. In accordance with and subject to the provisions of the Incentive Plan, the Compensation Committee has the authority to determine all provisions of incentive awards as the Compensation Committee may deem necessary or desirable and as consistent with the terms of the Incentive Plan, including (i) the recipients to be granted incentive awards under the Incentive Plan; (ii) the nature and extent of the incentive awards to be made to each participant; (iii) the time or times when incentive awards will be granted; (iv) the duration of each incentive award; and (v) the restrictions and other conditions to which the payment or vesting of incentive awards may be subject. In addition, the Compensation Committee has the authority in its sole discretion to pay the economic value of any incentive award in the form of cash, shares of Common Stock or any combination of both.

The Compensation Committee has the authority under the Incentive Plan to amend or modify the terms of any outstanding incentive award in any manner, including the authority to modify the number of shares or other terms and conditions of an incentive award, extend the term of an incentive award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an incentive award, accept the surrender of any outstanding incentive award or, to the extent not previously exercised or vested, authorize the grant of new incentive awards in substitution for surrendered incentive awards; provided that the amended or modified terms are permitted by the Incentive Plan as then in effect and that any participant adversely affected by such amended or modified terms has consented to such amendment or modification. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Compensation Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustments to the number and kind of securities or other property (including cash) available for issuance or payment under the Incentive Plan and, in order to prevent dilution or enlargement of the rights of participants, (i) the number and kind of securities or other property (including cash) subject to outstanding options, and (ii) the exercise price of outstanding options. Notwithstanding anything to the contrary set forth in the Incentive Plan, unless and except to the extent otherwise approved by the Company’s shareholders, repricing of options granted under the Incentive Plan is not permitted.

The Compensation Committee also has the authority to amend the Incentive Plan and outstanding awards to preserve the intended benefits of awards granted under the Incentive Plan and to avoid the imposition of an additional tax under Section 409A of the Code. In addition, the Incentive Plan provides that no award under the Incentive Plan can be granted, deferred, accelerated (including pursuant to the change of control provisions described above), extended, paid out or modified under the Incentive Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code on a participant. If a payment with respect to an award would result in tax liability to the participant under 409A of the Code, then the Incentive Plan provides that the Company will not make the payment when otherwise required and instead will make the payment on the first day that payment would not result in the tax liability.

All employees (including officers and directors who are also employees), non-employee directors, consultants and independent contractors of the Company or any subsidiary of the Company who, in the judgment of the Compensation Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company and its subsidiaries will be eligible to participate in the Incentive Plan. As of the Record Date, there were approximately 3,000 individuals eligible to participate in the Incentive Plan. As a holder of incentive awards (other than restricted stock awards and stock bonuses), a participant will have no rights as a shareholder with respect to the shares of Common Stock underlying such incentive awards unless and until such incentive awards are exercised for, or paid in the form of, shares of Common Stock and the participant becomes the holder of record of such shares. No right or interest of any participant in an incentive award may be assigned or transferred, except pursuant to a qualified domestic relations order (other than the case of incentive stock options), testamentary will, the laws of descent and distribution, or as otherwise expressly permitted by the Incentive Plan, or subjected to any lien or otherwise encumbered during the lifetime of the participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, unless approved by the Compensation Committee in its sole discretion.

If Proposal 3 is approved by the Company’s shareholders at the Meeting, then the maximum number of shares of Common Stock that will be available for issuance under the Incentive Plan will be 2,000,000 shares of Common Stock less the number of shares of Common Stock already granted under the Incentive Plan. Except for options issued pursuant to the Incentive Plan in connection with a reorganization, merger or consolidation involving the Company or one of its subsidiaries, the maximum number of shares of Common Stock with respect to which incentive awards may be granted during a calendar year to any participant is 500,000, provided that the maximum number of shares of Common Stock that may be awarded in the form of restricted stock awards and stock bonuses during any calendar year to any participant is 200,000. On the Record Date, the last sale price of the Common Stock was $0.50 per share, as reported on The Nasdaq Capital Market.

The Incentive Plan will terminate at midnight on October 13, 2014, unless terminated earlier by action of the Board. The Board may suspend or terminate the Incentive Plan or any portion thereof at any time and may amend the Incentive Plan in any respect without shareholder approval, unless shareholder approval is then required by federal securities or tax laws or the rules of The Nasdaq Capital Market. No incentive award under the Incentive Plan will be granted after termination of the Incentive Plan. Incentive awards outstanding upon termination of the Incentive Plan may continue to be exercised, or become free of restrictions, in accordance with their terms.

Options. The terms and conditions of any option granted under the Incentive Plan, including whether the option is to be considered an incentive stock option or a non-qualified option, are determined by the Compensation Committee, subject to the requirements set forth in the Incentive Plan. To the extent, however, that any incentive stock option granted under the Incentive Plan ceases for any reason to qualify as an incentive stock option under the Code, such incentive stock option will continue to be outstanding for purposes of the Incentive Plan but will thereafter be deemed to be a non-qualified option. The per share price to be paid by a participant upon exercise of an option will be determined by the Compensation Committee in its discretion at the time of the option grant, provided that the exercise price for options must be equal to the fair market value of one share of Common Stock on the date of grant and, in the case of an incentive stock option, 110% of the fair market value if, at the time the incentive stock option is granted, the participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company. The fair market value of Common Stock is equal to the closing bid price, as reported by The Nasdaq Capital Market, as of the date of grant (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote).

An option will become exercisable at such times and in such installments as may be determined by the Compensation Committee in its sole discretion at the time of grant provided that no option may be exercisable after 10 years from its date of grant. For incentive options, the aggregate fair market value (determined as of the time the incentive option is granted) of shares of Common Stock with respect to which incentive options become exercisable for the first time by the participant under the Incentive Plan during any calendar year may not exceed $100,000.

Payment of an option exercise price must be made entirely in cash unless the Compensation Committee, in its sole discretion and upon terms and conditions established by the Compensation Committee, allows such payments to be made, in whole or in part, (i) by tender of a written notice pursuant to which a participant irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer; (ii) by tender of shares of Common Stock that are already owned by the participant or, with respect to any incentive award, that are to be issued upon the grant, exercise or vesting of such incentive award; (iii) by execution of a promissory note (on terms acceptable to the Compensation Committee in its sole discretion); or (iv) by a combination of such methods.

Restricted Stock Awards. Restricted stock awards are awards of Common Stock granted to a recipient which are subject to restrictions on transferability and the risk of forfeiture. The Compensation Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Incentive Plan, to the vesting of restricted stock awards as it deems appropriate, including that the participant remain in the continuous employ or service of the Company or any of its subsidiaries for a specified period of time or that the participant or the Company, or any subsidiary or division of the Company, satisfy specified performance goals or criteria. Except as otherwise provided under the Incentive Plan, a participant will have all voting, dividend, liquidation and other rights with respect to such shares of Common Stock issued to the participant as a restricted stock award upon the participant becoming the holder of record of such shares as if such participant were a holder of record of shares of unrestricted Common Stock.

Stock Bonuses. Stock bonuses are awards of Common Stock that are not subject to any restrictions other than, if imposed by the Compensation Committee, restrictions on transferability. A participant may be granted one or more stock bonuses under the Incentive Plan, and such stock bonuses will be subject to such terms and conditions, consistent with other provisions of the Incentive Plan, as may be determined by the Compensation Committee in its sole discretion. Other than transfer restrictions, if any, imposed by the Compensation Committee, the participant will have all voting, dividend, liquidation and other rights with respect to the shares of Common Stock issued to a participant as a stock bonus under the Incentive Plan upon the participant becoming the holder of record of such shares.

Performance-Based Awards. Certain restricted stock awards and stock bonuses granted under the Incentive Plan may be granted in a manner designed to make them deductible by the Company under Section 162(m) of the Code. Such awards (“performance-based awards”) shall be based on one or more of the following performance criteria: (i) operating income before depreciation and amortization; (ii) operating income; (iii) earnings per share; (iv) return on shareholders’ equity; (v) revenues or sales; (vi) free cash flow; (vii) return on invested capital; and (viii) total shareholder return. With respect to performance-based awards, (a) the Compensation Committee will establish the objective performance goals applicable to a given period of service no later than 90 days after the commencement of such period of service (but in no event after 25% of such period of service has elapsed); and (b) as required by Section 162(m) of the Code, no awards will be granted to any participant for a given period of service until the Compensation Committee certifies that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

Effect of Termination of Employment or Other Service. If a participant’s employment or other service with the Company and its subsidiaries is terminated by reason of death, disability or (except in the case of incentive stock options and performance-based awards of restricted stock and stock bonuses) retirement: (i) all outstanding options then held by the participant will become immediately exercisable in full and will remain exercisable for a period of one year after such termination (but in no event after the expiration date of any such option); (ii) all restricted stock awards then held by the participant will become fully vested; and (iii) all stock bonuses then held by the participant will vest and/or continue to vest in the manner determined by the Compensation Committee and set forth in the agreement evidencing such stock bonuses. In the event a participant’s employment or other service is terminated with the Company and its subsidiaries for any reason other than death, disability or retirement (but including retirement in the case of incentive stock options and performance-based awards of restricted stock and stock bonuses), or a participant is in the employ or service of a subsidiary of the Company and such subsidiary ceases to be a subsidiary of the Company (unless the participant continues in the employ or service of the Company or another subsidiary), (i) all outstanding options then held by the participant will remain exercisable to the extent exercisable as of such termination until the earlier of three months after such termination or the expiration date of any such option, unless termination is for cause, in which case all options will remain exercisable as of such termination for a period of one month after such termination

(but in no event after the expiration of any such option); (ii) all restricted stock awards then held by the participant that have not vested will be terminated and forfeited; and (iii) all stock bonuses then held by the participant will vest and/or continue to vest in the manner determined by the Compensation Committee and set forth in the agreement evidencing such stock bonuses; provided, however, that all performance-based awards of stock bonuses then held by the participant that have not vested as of the participant’s retirement will be terminated and forfeited upon such retirement.

Change in Control of the Company. In the event a “change in control” of the Company occurs, then, unless otherwise provided by the Compensation Committee in its sole discretion either in the agreement evidencing an incentive award at the time of grant or at any time after the grant of an incentive award, (i) all outstanding options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant to whom such options have been granted remains in the employ or service of the Company or any of its subsidiaries; (ii) all outstanding restricted stock awards will become immediately fully vested and non-forfeitable; and (iii) all outstanding stock bonuses then held by the participant will vest and/or continue to vest in the manner determined by the Compensation Committee and set forth in the agreement evidencing such stock bonuses. In addition, the Compensation Committee, without the consent of any affected participant, may determine that some or all participants holding outstanding options will receive, with respect to some or all of the shares of Common Stock subject to such options, as of the effective date of any such change in control, cash in an amount equal to the excess of the fair market value of such shares immediately prior to the effective date of such change in control over the exercise price per share of such options. To the extent that such acceleration of the vesting of incentive awards or the payment of cash in exchange for all or part of an incentive award would be deemed a “payment” (as defined in the Code), together with any other “payments” which such participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in the Code), then the “payments” to such participant pursuant to the change in control provisions in the Incentive Plan will be reduced to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code. To the extent, however, that a participant has a separate agreement that specifically provides that such “payments” will not be reduced, then the foregoing limitations will not apply.

For purposes of the Incentive Plan, a “change in control” of the Company will be deemed to have occurred, among other things, upon (i) the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company; (ii) the approval by the Company shareholders of a plan or proposal for the liquidation or dissolution of the Company; (iii) any person (other than Ronald G. Farrell or any of his affiliates (as defined under Rule 144(a) of the Securities Act)) becoming, after the effective date of the Incentive Plan, the beneficial owner, directly or indirectly, of (A) 20% or more, but less than 50%, of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by any individuals who are members of the Board on the effective date of the Incentive Plan and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company shareholders, was approved by a vote of at least a majority of the incumbent directors (either by specific vote or by approval of the Company’s proxy statement in which such individual is named as a nominee for director without objection to such nomination) (the “incumbent directors”), or (B) 50% or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the incumbent directors); (iv) a merger or consolidation to which the Company is a party if the Company shareholders immediately prior to the effective date of such merger or consolidation beneficially own, immediately following the effective date of such merger or consolidation, securities of the surviving corporation representing (A) more than 50%, but less than 80%, of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation was approved in advance by the incumbent directors, or (B) 50% or less of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors, (regardless of any approval by the incumbent directors); (v) the incumbent directors cease for any reason to constitute at least a majority of the Board; or (vi) any other change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirements.

Awards Under the Incentive Plan. The exact number or amounts of any future grants of incentive awards under the Incentive Plan have not been determined at this time. At the discretion of the Compensation Committee, awards under the Incentive Plan may be made to the Company’s officers, directors and current and future employees. Except pursuant to the terms of employment agreements between the Company and its executive officers, which are described in the section of this Proxy Statement titled “Executive Compensation – Employment Agreements and Post-Termination Payments”, the Company is not obligated to make any future grants of awards under the Incentive Plan and does not have any plans, proposals or arrangements, written or otherwise, to issue any awards under the Incentive Plan.

United States Federal Income Tax Consequences

The following description of United States federal income tax consequences is based on current statutes, regulations and interpretations. The description does not address non-U.S. or state and local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual participant who receives an incentive award.

Incentive Options. There will not be any federal income tax consequences to either the participant or the Company as a result of the grant to an employee of an incentive option under the Incentive Plan. The exercise by a participant of an incentive option also will not result in any federal income tax consequences to the Company or the participant, except that (i) an amount equal to the excess of the fair market value of the shares acquired upon exercise of the incentive option, determined at the time of exercise, over the amount paid for the shares by the participant will be includable in the participant’s alternative minimum taxable income for purposes of the alternative minimum tax, and (ii) the participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of Common Stock are permitted to be tendered in payment of an option exercise price or if shares otherwise to be received pursuant to the exercise of such option are used for such purpose.

If the participant disposes of the incentive option shares acquired upon exercise of the incentive option, the federal income tax consequences will depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the incentive option was granted, nor within one year after the participant exercised the incentive option and the shares were transferred to the participant, then the participant will recognize a long-term capital gain or loss. The amount of the long-term capital gain or loss will be equal to the difference between (i) the amount the participant realized on disposition of the shares; and (ii) the option price at which the participant acquired the shares. The Company is not entitled to any compensation expense deduction under these circumstances.

If the participant does not satisfy both of the above holding period requirements (a “disqualifying disposition”), then the participant will be required to report as ordinary income, in the year the participant disposes of the shares, the amount by which the lesser of (i) the fair market value of the shares at the time of exercise of the incentive option (or, for directors, officers or greater than 10% shareholders of the Company, generally the fair market value of the shares six months after the date of exercise, unless such persons file an election under Section 83(b) of the Code within 30 days of exercise); or (ii) the amount realized on the disposition of the shares, exceeds the option price for the shares. Subject to Section 162(m) of the Code, the Company generally will be entitled to a compensation expense deduction in an amount equal to the ordinary income includable in the taxable income of the participant. The remainder of the gain recognized on the disposition, if any, or any loss recognized on the disposition, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

Non-Qualified Options. Neither the participant nor the Company incurs any federal income tax consequences as a result of the grant of a non-qualified option. Upon exercise of a non-qualified option, a participant will recognize ordinary income, subject, in the case of employees, to payroll tax withholding requirements, on the “includability date” in an amount equal to the difference between (i) the fair market value of the shares purchased, determined on the includability date; and (ii) the consideration paid for the shares. The includability date generally will be the date of exercise of the non-qualified option. However, the includability date for participants who are officers, directors or greater than 10% shareholders of the Company will generally occur six months later, unless such persons file an election under Section 83(b) of the Code within 30 days of the date of exercise to include as ordinary income the amount realized upon exercise of the non-qualified option. The participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of Common Stock are permitted to be tendered in payment of an option exercise price or if shares otherwise to be received pursuant to the exercise of such option are used for such purpose.

At the time of a subsequent sale or disposition of any shares of Common Stock obtained upon exercise of a non-qualified option, any gain or loss will be a capital gain or loss. Such capital gain or loss will be long-term capital gain or loss if the sale or disposition occurs more than one year after the includability date and short-term capital gain or loss if the sale or disposition occurs one year or less after the includability date.

Subject to Section 162(m) of the Code, the Company generally will be entitled to a compensation expense deduction in connection with the exercise of a non-qualified option for any amounts includable in the taxable income of the participant as ordinary income, provided the Company complies with the applicable withholding and reporting requirements.

Restricted Stock Awards and Stock Bonuses. With respect to shares issued pursuant to a restricted stock award that is not subject to a substantial risk of forfeiture or with respect to stock bonuses, a participant will recognize ordinary income, subject, in the case of employees, to payroll tax withholding requirements, in the year of receipt in an amount equal to the fair market value of the shares received on the date of receipt. With respect to shares that are subject to a substantial risk of forfeiture, a participant may file an election under Section 83(b) of the Code within 30 days after receipt to recognize ordinary income, subject, in the case of employees, to payroll tax withholding requirements, in the year of receipt in an amount equal to the fair market value of the shares received on the date of receipt (determined as if the shares were not subject to any risk of forfeiture). If a Section 83(b) election is made, the participant will not recognize any additional income when the restrictions on the shares issued in connection with the restricted stock award lapse. Subject to Section 162(m) of the Code, the Company generally will be entitled to a corresponding tax deduction for any amounts includable in the taxable income of the participant as ordinary income. At the time any such shares are sold or disposed of, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date of receipt of the restricted stock award.

A participant who does not make a Section 83(b) election within 30 days of the receipt of a restricted stock award that is subject to a risk of forfeiture will recognize ordinary income, subject, in the case of employees, to payroll tax withholding requirements, at the time of the lapse of the restrictions in an amount equal to the then fair market value of the shares free of restrictions. Subject to Section 162(m) of the Code, the Company generally will be entitled to a corresponding tax deduction for any amounts includable in the taxable income of a participant as ordinary income. At the time of a subsequent sale or disposition of any shares of Common Stock issued in connection with a restricted stock award as to which the restrictions have lapsed, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date the restrictions lapse. Any dividends received by a participant with respect to unvested shares will, unless such participant has made a valid Section 83(b) election, constitute compensation income (for which the Company generally will be entitled to a corresponding tax deduction) subject to the participant’s ordinary income tax rates and to wage withholding and reporting by the Company.

Excise Tax on Parachute Payments. Section 4999 of the Code imposes an excise tax on “excess parachute payments,” as defined in Section 280G of the Code. Generally, parachute payments are payments in the nature of compensation to employees or independent contractors who are also officers, shareholders or highly-individuals, where such payments are contingent on a change in ownership or control of the stock or assets of the paying corporation. In addition, the payments generally must be substantially greater in amount than the recipient’s regular annual compensation. Under Treasury Regulations finalized by the Internal Revenue Service in 2003, under certain circumstances the grant, vesting, acceleration or exercise of options pursuant to the Incentive Plan could be treated as contingent on a change in ownership or control for purposes of determining the amount of a participant’s parachute payments. In general, the amount of a parachute payment (some portion of which may be deemed to be an “excess parachute payment”) would be the cash or the fair market value of the property received (or to be received) less the amount paid for such property. If a participant were found to have received an excess parachute payment, he or she would be subject to a special nondeductible 20% excise tax on the amount thereof, and the Company would not be allowed to claim any deduction with respect thereto.

Section 162(m). As discussed above, Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the Chief Executive Officer and the four other most highly compensated executive officers in any taxable year of the Company. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. One requirement is shareholder approval of (i) the performance criteria upon which performance-based awards may be based, (ii) the annual per-participant limits on grants and (iii) the class of employees eligible to receive awards. In the case of restricted stock and stock bonuses, other requirements generally are that objective performance goals and the amounts payable upon achievement of the goals be established by a committee of at least two outside directors and that no discretion be retained to increase the amount payable under the awards. In the case of stock options, other requirements are that the option be granted by a committee of at least two outside directors and that the exercise price of the option be not less than the fair market value of the Common Stock on the date of grant. Under the Incentive Plan, performance-based awards not subject to the deduction limit of Section 162(m) of the Code may be issued by the Company.

Section 409A. The Incentive Plan is intended to be interpreted and operated in accordance with Section 409A of the Code, including any regulations or guidance issued by the Treasury Department, and contains a number of provisions intended to avoid the imposition of additional tax on the Incentive Plan participants under Section 409A of the Code. As described above, the Committee may amend the Incentive Plan and outstanding awards to preserve the intended benefits of awards granted under the Incentive Plan and to avoid the imposition of an additional tax under Section 409A of the Code. No award under the Incentive Plan can be granted, deferred, accelerated (including pursuant to the change of control provisions described above), extended, paid out or modified under the Incentive Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code on a participant. If a payment with respect to an award would result in tax liability to the participant under 409A of the Code, then the Incentive Plan provides that the Company will not make the payment when otherwise required and instead will make the payment on the first day that payment would not result in the tax liability.

Equity Compensation Plan Information

The following table sets forth information regarding equity compensation plans under which the Common Stock is authorized for issuance as of December 31, 2007.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders:(1)	538,850	$2.84	961,150
Equity compensation plans not approved by security holders:(2)	651,650	$6.14	0
Total	1,190,500	$4.65	961,150

(1)	Represents options available for grant pursuant to the Incentive Plan.

(2)	Includes options and warrants to purchase Common Stock which were granted under plans not approved by the Company’s shareholders. The material features of such plans are set forth below:

(a)

In July 2002, the Company issued to one of its lenders a warrant to purchase 50,000 shares of Common Stock at an initial exercise price of $1.00 per share, exercisable in its entirety on the date of grant. Immediately prior to the Company’s initial public offering, this option was exchanged for an option to purchase 16,181 shares of Common Stock at an exercise price of $2.09 per share.

(b)

On February 8, 2005, the Company issued to its underwriters for its initial public offering options to purchase an aggregate of 180,000 shares of Common Stock at an exercise price of $7.08 per share, which options expire on February 8, 2010.

(c)

On February 8, 2005, the Company issued to its underwriter for its initial public offering options to purchase an aggregate of 180,000 warrants, each exercisable for one share of Common Stock. The options have an exercise price of $.15 per warrant and, upon issuance, the warrants will have an exercise price of $7.20 per share. The options and warrants, if issued, expire on February 8, 2010.

(d)

On April 26, 2005, the Company issued to a public relations firm in exchange for services rendered by the firm to the Company a warrant to purchase 25,000 shares of Common Stock at an exercise price of $6.00 per share. The warrant expired on April 26, 2008.

(e)

On December 21, 2005, the Company issued to its placement agent for its private placement which occurred in September and October 2005 warrants to purchase an aggregate of 250,469 shares of Common Stock at an exercise price of $4.80 per share. The warrants expire on December 21, 2008.

Vote Required to Approve Amendment to Incentive Plan

The approval of the amendment to the Incentive Plan will require that the number of votes cast at the Meeting favoring the proposal with respect to the amendment to the Incentive Plan exceed the number of votes cast opposing such proposal.

Recommendation of the Board of Directors

The Board unanimously recommends that the shareholders of the Company vote FOR Proposal 3. Proxies solicited by Board will be voted FOR the approval of the amendment to the Incentive Plan unless instructions to the contrary are given.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of Common Stock as of the Record Date by (i) each shareholder who is known by the Company to own beneficially more than 5% of the Common Stock; (ii) each executive officer and director of the Company; (iii) each individual who served as the Company’s Chief Executive Officer during the year ended December 31, 2007; (iv) each Named Executive Officer; and (v) all executive officers and directors of the Company as a group. All beneficial ownership information reported below is based upon publicly available information and certain additional information known to the Company.

	Common Stock(1)
Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class(2)
Ronald G. Farrell † ‡	1,708,750	(3)	38.8%
Kaizen Management, L.P. (4)	466,771	(5)	9.9%
Charles Keathley (6)	391,500		9.3%
James A. Verbrugge †	35,000	(7)	*
James A. Logsdon †	25,000	(8)	*
L. K. Toole †	25,000	(9)	*
Robert K. Mills	16,890	(10)	*
Nicolas V. Chater ‡	50,000	(11)	1.2%
All directors and executive officers as a group (5 persons)	1,843,750	(12)	40.7%

†	Director of the Company

‡	Officer of the Company

*	Less than 1% of the issued and outstanding shares of the Common Stock.

(1)

Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days of the Record Date, are treated outstanding only when determining the amount and percentage owned by such individual or group.

(2)

In accordance with regulations of the SEC, the percentage calculations are based on 4,203,280 shares of Common Stock issued and outstanding as of the Record Date, plus shares of Common Stock which may be acquired within 60 days of the Record Date by each individual or group listed.

(3)

Includes (i) 654,576 shares of Common Stock held by R.G.F. Investments, Inc., a corporation in which Mr. Farrell is the sole shareholder, officer and director, over which shares Mr. Farrell may be deemed to have sole investment and voting power; (ii) 57,087 shares of Common Stock held by Mr. Farrell’s spouse, over which shares Mr. Farrell disclaims beneficial ownership; (iii) 700,000 shares of Common Stock over which Mr. Farrell has sole voting power, but not investment power, as a result of the Voting Agreement and (iv) 200,000 shares of Common Stock issuable upon exercise of an option.

(4)

On November 19, 2008, a Schedule 13D/A was jointly filed by the following reporting persons: Kaizen Management, L.P.; Kaizen Capital, L.L.C.; Select Contrarian Value Partners, L.P. (“Select Contrarian”) and David W. Barry. The principal business office of such reporting persons is 4200 Montrose Blvd., Suite 510, Houston, Texas 77006.

(5)

Includes a 14% Convertible Promissory Note due 2010 which is convertible into 857,143 shares of Common Stock and a warrant which is exercisable into 156,257 shares of Common Stock. Pursuant to the terms of the note and warrant, the note may not be converted, and the warrant may not be exercised, if such conversion or exercise would result in the reporting person owning greater than 9.99% of the Common Stock.

(6)

Includes 378,000 shares of Common Stock over which Mr. Keathley exercises investment power but not voting power. Pursuant to the Voting Agreement, Mr. Keathley has granted to Mr. Farrell an irrevocable proxy to vote such shares. Mr. Keathley’s address is 9017 Valley View Drive, Huntsville, Alabama 35802.

(7)	Includes 25,000 shares of Common Stock issuable upon exercise of an option.

(8)	Represents 25,000 shares of Common Stock issuable upon exercise of an option.

(9)	Represents 25,000 shares of Common Stock issuable upon exercise of an option.

(10)

Represents 14,286 shares of Common Stock issuable upon conversion of a 14% Convertible Promissory Note due 2010 and 2,604 shares of Common Stock issuable upon exercise of a warrant. Mr. Mills serves as an observer to the Board pursuant to the Director Designation Agreement discussed in the section of this Proxy Statement titled “Certain Relationships and Related Transactions—Director Designation Agreement.”

(11)	Represents 50,000 shares of Common Stock issuable upon exercise of an option.

(12)

Includes (i) 325,000 shares of Common Stock issuable upon exercise of options; and (ii) 700,000 shares of Common Stock over which Mr. Farrell has sole voting power but not investment power as a result of the Voting Agreement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and all persons who beneficially own more than 10% of the outstanding shares of Common Stock (“Reporting Persons”), to file with the SEC initial reports of ownership and reports of changes in ownership of the

Common Stock and other equity securities of the Company. Reporting Persons are also required to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely upon a review of the copies of such forms furnished to the Company for the year ended December 31, 2007, and the information provided to the Company by Reporting Persons of the Company, no Reporting Person failed to file the forms required by Section 16(a) of the Exchange Act on a timely basis, except that Mr. Toole did not file a Form 4 due on November 13, 2007 until November 15, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director Designation Agreement

Pursuant to the Director Designation Agreement dated October 16, 2008 and amended on November 5, 2008, between the Company and Select Contrarian, a holder of a 14% Convertible Promissory Note due 2010 issued by the Company and a beneficial owner of greater than 5% of the Common Stock (as amended, the “Designation Agreement”), the Company has agreed to: (i) increase the size of the Board from four (4) to five (5) members; (ii) elect one (1) person designated by Select Contrarian to fill the vacancy created by such increase (the “Designee”) and slate the Designee in a director class in accordance with applicable law; (iii) give Select Contrarian the right to appoint the Designee to serve on each of the committees of the Board; (iv) use its reasonable efforts to cause the Board to continue to include the Designee on the Board until the Designation Agreement terminates; and (v) give Select Contrarian the right to appoint one (1) person to attend and participate in all meetings of the Board in a non-voting, observer capacity (the “Observer”).

The Company is required to increase the size of the Board and elect the Designee to the Board no later than two (2) weeks after the Company’s receipt of notice from Select Contrarian of its Designee, subject to certain exceptions. Notwithstanding the foregoing, the Company is not required to make these changes to the Board unless the Designee: (i) is “independent” for purposes of the Nasdaq Stock Market listing standards; (ii) agrees to resign from the Board effective on the date on which the Designation Agreement terminates; and (iii) submits to the Company a written notice to such effect in connection with the Designee’s election to the Board. In addition, the Company is not required to appoint the Designee to any Board committee unless the Designee possesses the qualifications to so serve as required by the Nasdaq Stock Market listing requirements, the rules and regulations of the SEC, and the provisions of the applicable committee charter. Furthermore, the Observer appointed by Select Contrarian must agree, among other things, to hold in confidence and trust and to act in a fiduciary manner in accordance with applicable law with respect to all non-public information concerning the Company which is disclosed to the Observer or of which the Observer becomes aware.

The Designee and the Observer shall each be entitled to receive the same compensation package as the Company’s directors receive for their service on the Board.

The Designation Agreement became effective on November 14, 2008, upon the closing of the exchange offer described in the Company’s tender offer statement on Schedule TO, initially filed with the SEC on August 20, 2008, as amended and supplemented (the “Exchange Offer”). The Designation Agreement will terminate at such time as (i) the Company has satisfied its obligations to Select Contrarian under its 14% Convertible Promissory Note due 2010 issued to it by the Company upon closing of the Exchange Offer or (ii) Select Contrarian no longer holds such note, whichever is earlier.

Employment Agreements

A description of the employment agreements between each of the Named Executive Officers and the Company is set forth in the section of this Proxy Statement titled “Executive Compensation – Employment Agreements and Post-Termination Payments.”

Indebtedness of Management

Pursuant to Mr. Farrell’s employment agreement with the Company, Mr. Farrell would have otherwise been entitled to receive during 2004 an aggregate bonus of $435,000; however, in order to improve the financial position of the Company prior to its initial public offering, he agreed to forfeit $290,000 of such bonus and accept a cash bonus of $145,000. At the time Mr. Farrell agreed to such change in his compensation, the Company had already paid to Mr. Farrell $245,000 with respect to his 2004 bonus. Accordingly, Mr. Farrell agreed to repay to the Company $100,000 pursuant to the terms of a promissory note issued by Mr. Farrell to the Company dated December 31, 2004, which accrued interest at a rate of 2.48% per year and was payable on December 31, 2006. The note was paid in full in December of 2006 by tender of 45,424 shares of Common Stock, in accordance with the terms of the note.

Indemnification Agreements

The Company has entered into indemnification agreements with its directors and its Chief Executive Officer pursuant to which the Company will indemnify them to the fullest extent permitted by applicable law if they are involved or become involved or are threatened to be involved in any investigation, action, claim suit or proceeding, whether civil, criminal, administrative or investigative, by reason of that fact that they were or are serving as an officer or director of the Company or were or are serving at the Company’s request as an agent of any other entity.

ADDITIONAL INFORMATION

Annual Report

A copy of the Annual Report, excluding exhibits, is enclosed with this Proxy Statement. The Annual Report is not a part of the proxy soliciting material enclosed herewith. Upon receipt of a written request, the Company will, without charge, furnish any owner of the Common Stock a copy of the Annual Report, including financial statements and the footnotes thereto. Copies of exhibits to the Annual Report are also available upon specific request and payment of a reasonable charge for reproduction. Such request should be directed to the Secretary of the Company at the address indicated on the first page of this Proxy Statement.

Other Matters

Management knows of no matters which will be presented for consideration at the Meeting other than those stated in the Notice of Annual Meeting of Shareholders which accompanied this Proxy Statement. However, if any other matters do properly come before the Meeting, the person or persons named in the accompanying proxy form will vote the proxy in accordance with their best judgment regarding such matters. Such person or persons will also vote the proxy in accordance with their best judgment on matters incident to the conduct of the Meeting, including any decisions to adjourn the Meeting.

Shareholder Proposals

Any and all shareholder proposals for inclusion in the proxy materials for the Company’s annual meeting of shareholders to be held in 2009 must (i) comply with Rule 14a-8 promulgated under the Exchange Act, (ii) comply separately with the advance notice provisions of the Company’s Bylaws, and (iii) be received by the Company, at its offices located at Royal Centre One, 11675 Great Oaks Way, Suite 120, Alpharetta, Georgia 30022, not later than December 31, 2008. Such other proposals should be addressed to the Company’s Corporate Secretary at the address indicated on the first page of this Proxy Statement.

Whether or not you plan to attend the Meeting, you are urged to complete, date and sign the accompanying form of proxy and return it promptly to the Company in the enclosed postage-paid envelope. Shareholders who attend the Meeting may vote their shares personally even though they have sent in their proxies.

By Order of the Board of Directors,

Ronald G. Farrell
Chairman of the Board

Atlanta, Georgia

November 24, 2008

APPENDIX A

TRI-S SECURITY CORPORATION

CHARTER FOR THE

COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

October 13, 2004

1.	PURPOSE

The basic purpose of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Tri-S Security Corporation, a Georgia corporation (the “Company”), is to review the performance and development of the Company’s management in achieving corporate goals and objectives and to assure that senior executives of the Company are compensated effectively in a manner consistent with the strategy of the Company, competitive practices and the requirements of the appropriate regulatory bodies. Toward that end, the Committee will oversee, review and administer all compensation, equity and employee benefit plans and programs.

2.	COMPOSITION OF THE COMMITTEE

The Committee will consist of not less than two directors, each of whom will be an “independent director” as required by the rules of The Nasdaq Stock Market, Inc. (“Nasdaq”), a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, as amended. Each appointed Committee member will be subject to annual reconfirmation by the Board and may be removed by the Board at any time.

3.	RESPONSIBILITIES AND DUTIES

In carrying out its purpose, the Committee will have the following responsibilities and duties:

•	Review annually and approve the Company’s compensation strategy to ensure that employees of the Company are rewarded appropriately for their contributions to the Company’s growth and profitability.

•	Review annually and approve corporate goals and objectives relevant to executive compensation and evaluate performance in light of those goals.

•

Review annually and determine the individual elements of total compensation for the Chief Executive Officer and all other officers within the meaning of Rule 16a-1(f) under the Exchange Act (“Officers”), and communicate in the annual Committee’s report to shareholders the factors and criteria on which the Chief Executive Officer and all other executive officers’ (within the meaning of Rule 3b-7 under the Exchange Act) compensation for the last year was based.

•	Approve all special perquisites, special cash payments and other special compensation and benefit arrangements for the Company’s Officers.

•

Review and recommend compensation for non-employee members of the Board, including, but not limited to, the following elements: retainer, meeting fees, committee fees, committee chair fees, equity or stock compensation, benefits and perquisites.

•

With sole and exclusive authority, make and approve stock option grants and other discretionary awards under the Company’s stock option or other equity incentive plans to all persons who are Board members or Officers.

•

Grant stock options and other discretionary awards under the Company’s stock option or other equity incentive plans to all other eligible individuals in the Company’s service. The Committee may delegate to one or more corporate officers designated by the Committee the authority to make grants to eligible individuals (other than any such corporate officer) who are not Officers, provided that the Committee shall have fixed the price (or a formula for determining the price) and the vesting schedule for such grants, approved the form of documentation evidencing such grants, and determined the appropriate number of shares or the basis for determining such number of shares by position, compensation level or category of personnel. Any corporate officer(s) to whom such authority is delegated shall regularly report to the Committee the grants so made. Any such delegation may be revoked at any time by the Committee.

•

Amend the provisions of the Company’s stock option or other equity incentive plans, to the extent authorized by the Board, and make recommendations to the Board with respect to incentive compensation and equity-based plans.

•	Approve for submission to the shareholders stock option or other equity incentive plans or amendments thereto.

•

Oversee and periodically review the operation of all of the Company’s employee benefit plans. Responsibility for day-to-day administration, including the preparation and filing of all government reports and the preparation and delivery of all required employee materials and communications, will be performed by Company personnel.

•

Ensure that the annual incentive compensation plan is administered in a manner consistent with the Company’s compensation strategy and the terms of such plan, including, but not limited to, the following: participation, target annual incentive awards, corporate financial goals, actual awards paid to Officers, total funds reserved for payment under the plan, and potential qualification under Section 162(m) of the Internal Revenue Code, as amended.

•	Review matters related to management performance, compensation and succession planning and executive development for executive staff.

•	Approve separation packages and severance benefits for Officers to the extent that the packages are outside the ordinary plan limits.

•	Have full access to the Company’s executives and personnel as necessary to carry out its responsibilities.

•

Obtain such data or other resources as it deems necessary to perform its duties, including, but not limited to, obtaining external consultant reports or published salary surveys and engaging independent compensation consultants and other professionals to assist in the design, formulation, analysis and implementation of compensation programs for the Company’s Officers and other key employees.

•

Have responsibility for the review and approval of all reports and summaries of compensation policies and decisions a may be appropriate for operational purposes or as may be required under applicable law.

•	Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law as the Committee or the Board deems necessary or appropriate.

•	Review the Committee’s Charter from time to time and recommend any changes to the Board.

•	Report to the Board on the major items covered at each Committee meeting.

Notwithstanding the foregoing, any action of the Committee, other than the grant of stock options or other discretionary awards under the Company’s stock option or other equity incentive plans, may be subject to Board review and may be revised, modified or rescinded by the Board.

4.	COMMITTEE MEETINGS

The Committee will meet as often as necessary to carry out its responsibilities. Meetings may be called by the Chairman of the Committee or by the management of the Company. Minutes of each meeting will be duly filed in the Company records. Reports of meetings of the Committee will be made to the Board at its next regularly scheduled meeting following the Committee meeting accompanied by any recommendations to the Board approved by the Committee.

The Committee will also meet as and when necessary to act upon any other matters within its jurisdiction under this Charter. A majority of the total number of members of the Committee will constitute a quorum at all Committee meetings. All meetings shall be held subject to and in accordance with Section 14-2-825 (including, without limitation, notice and quorum requirements) and other applicable sections of the Georgia Business Corporation Code. Minutes will be kept of each meeting of the Committee.

APPENDIX B

TRI-S SECURITY CORPORATION

2004 STOCK INCENTIVE PLAN

(As Amended and Restated on November 7, 2006

and further Amended on December     , 2008)

1.	PURPOSE OF PLAN

The purpose of the Tri-S Security Corporation 2004 Stock Incentive Plan (the “Plan”) is to advance the interests of Tri-S Security Corporation (the “Company”) and its shareholders by enabling the Company and its Subsidiaries to attract and retain persons of ability to perform services for the Company and its Subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives.

2.	DEFINITIONS

The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

2.1	“Board” means the Board of Directors of the Company.

2.2	“Broker Exercise Notice” means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.

2.3	“Change in Control” means an event described in Section 11.1 of the Plan.

2.4	“Code” means the Internal Revenue Code of 1986, as amended.

2.5	“Committee” means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

2.6	“Common Stock” means the common stock of the Company, $.001 par value per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.5 of the Plan.

2.7	“Company” means Tri-S Security Corporation, a Georgia corporation.

2.8

“Disability” means, except with respect to Incentive Stock Options, the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code. In the context of the period of exercisability of an Incentive Stock Option after termination of employment as addressed in Section 9.1(a) of the Plan, “Disability” shall in all events mean the permanent and total disability of the Participant within the meaning of Section 22(e) of the Code.

2.9	“Eligible Recipients” means all employees of the Company or any Subsidiary and any non-employee directors, consultants and independent contractors of the Company or any Subsidiary. An Incentive Award may be granted to an employee, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or the Subsidiaries, provided that such Incentive Award shall not become vested prior to the date the employee first performs such services.

2.10	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.11	“Fair Market Value” means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote) (a) the mean between the reported high and low sale prices of the Common Stock if the Common Stock is listed, admitted to unlisted trading privileges or reported on any national securities exchange or on the Nasdaq National Market; (b) if the Common Stock is not so listed, admitted to unlisted trading privileges or reported on any national securities exchange or on the Nasdaq National Market, the closing bid price as reported by the Nasdaq SmallCap Market, OTC Bulletin Board or the National Quotation Bureau, Inc. or other comparable service; or (c) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion. If determined by the Committee, such determination will be final, conclusive and binding for all purposes and on all persons, including, without limitation, the Company, the shareholders of the Company, the Participants and their respective successors-in-interest. No member of the Committee will be liable for any determination regarding the fair market value of the Common Stock that is made in good faith.

2.12	“Incentive Award” means an Option, Restricted Stock Award or Stock Bonus granted to an Eligible Recipient pursuant to the Plan.

2.13	“Incentive Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient (who must be an employee of the Company or any Subsidiary) pursuant to Section 6 of the Plan that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.

2.14	“Non-Statutory Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

2.15	“Option” means an Incentive Stock Option or a Non-Statutory Stock Option.

2.16	“Participant” means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

2.17	“Performance-Based Restricted Stock Award” means Restricted Stock Awards granted pursuant to Section 7.5 of the Plan.

2.18	“Performance-Based Stock Bonus” means Stock Bonuses granted pursuant to Section 8.2 of the Plan.

2.19	“Previously Acquired Shares” means shares of Common Stock that are already owned by the Participant or, with respect to any Incentive Award, that are to be issued upon the grant, exercise or vesting of such Incentive Award.

2.20	“Restricted Stock Award” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 7 of the Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 7.

2.21	“Retirement” means termination of employment or service pursuant to and in accordance with the regular (or, if approved by the Board for purposes of the Plan, early) retirement/pension plan or practice of the Company or Subsidiary then covering the Participant, provided that if the Participant is not covered by any such plan or practice, the Participant will be deemed to be covered by the Company’s plan or practice for purposes of this determination.

2.22	“Securities Act” means the Securities Act of 1933, as amended.

2.23	“Stock Bonus” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 8 of the Plan.

2.24	“Subsidiary” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee; provided, however, that in the context of eligibility to receive Incentive Stock Options, as well as the effects of termination of employment with respect thereto as addressed in Section 9 hereof, “Subsidiary” shall have the meaning ascribed to “subsidiary corporation” by Section 424(f) of the Code.

3.	PLAN ADMINISTRATION

3.1	The Committee. The Plan will be administered by the Board or by a committee of the Board. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and, if the Board so determines in its sole discretion, who are “outside directors” within the meaning of Section 162(m) of the Code. Such a committee, if established, will act by majority approval of the members (including written consent of a majority of the members), and a majority of the members of such a committee will constitute a quorum. As used in the Plan, “Committee” will refer to the Board or to such a committee, if established. To the extent consistent with corporate law, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act. The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

3.2	Authority of the Committee.

(a)	In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

(b)	The Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification. No amendment or modification to an Incentive Award, however, whether pursuant to this Section 3.2 or any other provisions of the Plan, will be deemed to be a regrant of such Incentive Award for purposes of this Plan.

(c)	In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares, (ii) any purchase, acquisition, sale or disposition of a significant amount of assets or a significant business, (iii) any change in accounting principles or practices, or (iv) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the vesting criteria of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, that the amended or modified terms are permitted by the Plan as then in effect.

(d)	Notwithstanding anything to the contrary set forth in the Plan, unless and except to the extent otherwise approved by the shareholders of the Company, repricing of Options granted under the Plan is not permitted.

4.	SHARES AVAILABLE FOR ISSUANCE

4.1	Maximum Number of Shares Available. Subject to adjustment as provided in Section 4.5 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 2,000,000 shares of Common Stock (i.e., 500,000 shares as the Plan was originally adopted and approved on October 13, 2004, plus an additional 1,000,000 shares adopted and approved pursuant to the further amendment and restatement of the Plan as of November 7, 2006, plus an additional 500,000 shares adopted and approved pursuant to the amendment of the Plan as of December [__], 2008). Except for grants of Options issued pursuant to Section 6.7 of the Plan, the maximum number of shares of Common Stock with respect to which Incentive Awards may be granted during a calendar year to any Participant shall be 500,000, provided that the maximum aggregate number of shares of Common Stock that may be awarded in the form of Restricted Stock Awards and Stock Bonuses during any calendar year to any Participant shall be 200,000.

4.2	Accounting for Incentive Awards. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Incentive Award that lapses, expires, is forfeited or for any reason is terminated unexercised or unvested and any shares of Common Stock that are subject to an Incentive Award that is settled or paid in cash or any form other than shares of Common Stock, or used to satisfy the applicable tax withholding obligation will automatically again become available for issuance under the Plan. Any shares of Common Stock that constitute the forfeited portion of a Restricted Stock Award, however, will not become available for further issuance under the Plan.

4.3	General Restrictions. Delivery of shares of Common Stock or other amounts under the Plan shall be subject to the following:

(a)	Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

(b)	To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be reflected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange or similar entity.

4.4	Shares of Common Stock Issued Pursuant to Incentive Stock Options. Subject to Sections 4.1 and 4.5 of the Plan, the maximum number of shares of Common Stock that may be issued under Options intended to be Incentive Stock Options pursuant to the Plan shall be 2,000,000.

4.5	Adjustments to Shares and Incentive Awards. In the event of any reorganization, merger, consolidation, recapitalization, reclassification, stock dividend, stock split, of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, (a) the number and kind of securities or other property (including cash) to outstanding Options, and (b) the exercise price of outstanding Options.

5.	PARTICIPATION

Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6.	OPTIONS

6.1	Grant. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option (if the Option so qualifies) or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option granted under the Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option.

6.2	Exercise Price. The per-share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant, provided such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date an Option is granted; provided, further, that in the case of the grant of an Incentive Stock Option, such price will not be less than 110% of the Fair Market Value if, at the time the Option is granted, the Participant owns, directly or indirectly (as determined pursuant to Section 424(d) of the Code), more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company (within the meaning of Sections 424(f) and 424(e), respectively, of the Code).

6.3

Exercisability and Duration. An Option will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Option may be exercisable after 10 years from its date of grant or, in the case of an Eligible Participant (other than in the case of any Non-Statutory Stock Option that may be issued to Ronald G. Farrell) who owns, directly or indirectly (as determined pursuant to Section 424(d) of the Code), more than 10% of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company (within the meaning of Sections 424(f) and 424(e), respectively, of the Code), five years from its date of grant. Notwithstanding the foregoing, each Option granted to a participant shall vest at a rate of at least 20% per year over 5 years from the date the Option is granted.

6.4	Payment of Exercise Price. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, Previously Acquired Shares, a promissory note (on terms acceptable to the Committee in its sole discretion) or a combination of such items with or without some cash.

6.5	Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company (Attention: Chief Financial Officer) at its office at 11675 Great Oaks Way, Suite 120, Alpharetta, Georgia 30022 (or such other office as the Company may designate), and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

6.6	Aggregate Limitation of Common Stock Subject to Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under the Plan and any other incentive stock option plans of the Company, any subsidiary or parent corporation of the Company (within the meaning of Sections 424(f) and 424(e), respectively, of the Code) exceeds $100,000 (or such other amount as may be prescribed by the Code from time to time), such excess Options shall constitute Non-Statutory Stock Options. The determination shall be made by taking Incentive Stock Options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, may designate which shares shall be treated as shares to be acquired upon exercise of an Incentive Stock Option.

6.7	Options to Purchase Stock of Acquired Companies. After any reorganization, merger or consolidation involving the Company or a subsidiary of the Company, the Committee may grant Options in substitution of options issued under a plan of another party to the reorganization, merger or consolidation, where such party’s stock may no longer be outstanding following such transaction pursuant to Section 424(a) of the Code. The Committee shall have sole discretion to determine all terms and conditions of Options issued under this Section 6.7, including, but not limited to, exercise price and expiration date.

7.	RESTRICTED STOCK AWARDS

7.1	Grant. An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including, without limitation, that the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period or that the Participant or the Company (or any Subsidiary or division thereof) satisfy certain performance goals or criteria.

7.2	Rights as a Shareholder; Transferability. Except as provided in Sections 7.1, 7.3 and 12.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 7 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.

7.3	Dividends and Distributions. Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (including regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate. In the event the Committee determines not to pay such dividends or distributions currently, the Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions. In addition, the Committee in its sole discretion may require such dividends and distributions to be reinvested (and in such case the Participants consent to such reinvestment) in shares of Common Stock that will be subject to the same restrictions as the shares to which such dividends or distributions relate.

7.4	Enforcement of Restrictions. To enforce the restrictions referred to in this Section 7, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company’s transfer agent.

7.5

Performance-Based Restricted Stock Awards. Notwithstanding anything to the contrary herein, certain Restricted Stock Awards granted under this Section 7 may, at the discretion of the Committee, be granted in a manner which is intended to be deductible by the Company under Section 162(m) of the Code (or any successor section thereto) (“Performance-Based Restricted Stock Awards”). The restrictions applicable to a Participant’s Performance-Based Restricted Stock Award shall lapse based wholly or partially on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (a) while the outcome for that performance period is substantially uncertain and (b) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25% of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) operating income before depreciation and amortization; (ii) operating income; (iii) earnings per share; (iv) return on shareholders’ equity; (v) revenues or sales; (vi) free cash flow; (vii) return on invested capital; and (viii) total shareholder return. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The Committee shall determine in its discretion whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify prior to the release of the restrictions on the Performance-Based Restricted Stock Award.

8.	STOCK BONUSES

8.1	Grant. An Eligible Recipient may be granted one or more Stock Bonuses under the Plan, and such Stock Bonuses will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee. The Participant will have all voting, dividend, liquidation and other rights with respect to the shares of Common Stock issued to a Participant as a Stock Bonus under this Section 8 upon the Participant becoming the holder of record of such shares; provided, however, that the Committee may impose such restrictions on the assignment or transfer of a Stock Bonus as it deems appropriate.

8.2	Performance-Based Stock Bonuses. Notwithstanding anything to the contrary herein, certain Stock Bonuses granted under this Section 8 may be granted in a manner which is intended to be deductible by the Company under Section 162(m) of the Code (or any successor section thereto) (“Performance-Based Stock Bonuses”). A Participant’s Performance-Based Stock Bonus shall be determined based on the attainment of written performance goals approved by the Committee for a performance period of not less than one year established by the Committee (a) while the outcome for that performance period is substantially uncertain and (b) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25% of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) operating income before depreciation and amortization; (ii) operating income; (iii) earnings per share; (iv) return on shareholders’ equity; (v) revenues or sales; (vi) free cash flow; (vii) return on invested capital; and (viii) total shareholder return. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify and ascertain the number of shares of Common Stock with respect to the applicable Performance-Based Stock Bonus. No Performance-Based Stock Bonus will be granted for such performance period until such certification is made by the Committee.

9.	EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER SERVICE

9.1	Termination Due to Death, Disability or Retirement. In the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of death, Disability or (except in the case of Incentive Stock Options, Performance-Based Restricted Stock Awards and Performance-Based Stock Bonuses) Retirement:

(a)	all outstanding Options then held by the Participant will become immediately exercisable in full and will remain exercisable for a period of one year after such termination (but in no event after the expiration date of any such Option);

(b)	all Restricted Stock Awards then held by the Participant will become fully vested; and

(c)	all Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Stock Bonuses.

9.2	Termination for Reasons Other Than Death, Disability or Retirement.

(a)	Subject to the second sentence of this Section 9.2(a), in the event a Participant’s employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement (but including Retirement in the case of Incentive Stock Options, Performance-Based Restricted Stock Awards and Performance-Based Stock Bonuses) or a Participant is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ or service of the Company or another Subsidiary), (i) all outstanding Options then held by the Participant will remain exercisable to the extent exercisable as of such termination until the earlier of three months after such termination or the expiration date of any such Option, unless termination is for cause, in which case all Options will remain exercisable as of such termination for a period of one month after such termination (but in no event after the expiration of any such Option); (ii) all Restricted Stock Awards then held by the Participant that have not vested will be terminated and forfeited; and (iii) all Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Stock Bonuses; provided, however, that all Performance-Based Stock Bonuses then held by the Participant that have not vested as of the Participant’s Retirement will be terminated and forfeited upon such Retirement.

(b)	For purposes of this Section 9.2, “cause” (as determined by the Committee) will be as defined in any employment or other agreement or policy applicable to the Participant or, if no such agreement or policy exists, will mean (i) fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties, or (iv) any material breach of any employment, service, or noncompete agreement entered into with the Company or any Subsidiary.

9.3	Modification of Rights Upon Termination. Notwithstanding the other provisions of this Section 9, upon a Participant’s termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause Options (or any part thereof) then held by such Participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or service and Restricted Stock Awards and Stock Bonuses then held by such Participant to vest and/or continue to vest or become free of transfer restrictions, as the case may be, such termination of employment or service, in each case in the manner determined by the Committee; provided, however, no Option may remain exercisable beyond its expiration date.

9.4	Breach of Confidentiality or Noncompete Agreements. Notwithstanding anything in the Plan to the contrary, in the event that a Participant materially breaches the terms of any confidentiality or noncompete agreement entered into with the Company or any Subsidiary, such breach occurs before or after termination of such Participant’s employment or other service with the Company or any Subsidiary, the Committee in its sole discretion may immediately terminate all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant without notice of any kind.

9.5	Date of Termination of Employment or Other Service. Unless the Committee otherwise determines in its sole discretion, a Participant’s employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, determined by the Committee in its sole discretion based upon such records.

10.	PAYMENT OF WITHHOLDING TAXES

10.1	General Rules. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award.

10.2	Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 10.1 of the Plan by electing to tender Previously Acquired Shares, a Broker Exercise Notice or a promissory note (on terms acceptable to the Committee in its sole discretion), or by a combination of such methods.

11.	CHANGE IN CONTROL

11.1	Change in Control. For purposes of this Section 11, a “Change in Control” of the Company will mean the following:

(a)	the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company;

(b)	the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

(c)	any person (other than Ronald G. Farrell or any of his Affiliates (as that term is defined in Rule 144(a)(1) under the Securities Act)) becomes after the effective date of the Plan the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (i) 20% or more, but less than 50%, of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Incumbent Directors (as defined in Section 11.23 below), or (ii) 50% or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors);

(d)	a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to effective date of such merger or consolidation have “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing (i) more than 50%, but less than 80%, of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Incumbent Directors, or (ii) 50% or less of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors);

(e)	the Incumbent Directors cease for any reason to constitute at least a majority of the Board; or

(f)	any other change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirements.

11.2	Incumbent Directors. For purposes of this Section 11, “Incumbent Directors” of the Company will mean any individuals who are members of the Board on the effective date of the Plan and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Incumbent Directors (either by specific vote or by approval of the Company’s proxy statement in which such individual is named as a nominee for director without objection to such nomination).

11.3	Acceleration of Vesting. Without limiting the authority of the Committee under Sections 3.2 and 4.5 of the Plan, if a Change in Control of the Company occurs, then, unless otherwise provided by the Committee in its sole discretion either in the agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, (a) all outstanding Options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the Participant to whom such Options have been granted remains in the employ or service of the Company or any Subsidiary; (b) all outstanding Restricted Stock Awards will become immediately fully vested and non-forfeitable; and (c) all outstanding Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Stock Bonuses.

11.4	Cash Payment for Options. If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, and without the consent of any Participant effected thereby, may determine that some or all Participants holding outstanding Options will receive, with respect to some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options.

11.5	Limitation on Change in Control Payments. Notwithstanding anything in Section 11.3 or 11.4 of the Plan to the contrary, if, respect to a Participant, the acceleration of the vesting of an Incentive Award as provided in Section 11.3 of the Plan or the payment of cash in exchange for all or part of an Incentive Award as provided in Section 11.4 of the Plan (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with one another and any other “payments” which such Participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the “payments” to such Participant pursuant to Section 11.3 or 11.4 of the Plan will be reduced to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if a Participant is subject to a separate agreement with the Company or a Subsidiary that expressly addresses the potential application of Sections 280G or 4999 of the Code (including, without limitation, that “payments” under such agreement or otherwise will be reduced, that such “payments” not be reduced or that the Participant will have the discretion to determine which “payments” will be reduced), then this Section 11.5 will not apply, and any “payments” to a Participant pursuant to Section 11.3 or 11.4 of the Plan will be treated as “payments” arising under such separate agreement.

12.	RIGHTS OF ELIGIBLE RECIPIENTS AND PARTICIPANTS; TRANSFERABILITY.

12.1	Employment or Service. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

12.2	Rights as a Shareholder. As a holder of Incentive Awards (other than Restricted Stock Awards and Stock Bonuses), a Participant will have no rights as a shareholder unless and until such Incentive Awards are exercised for, or paid in the form of, of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan, adjustment will be made for dividends or distributions with respect to such Incentive Awards as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

12.3	Restrictions on Transfer. Except as otherwise provided in this Section 12.3, a Participant’s rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, or (except with respect to Incentive Stock Options) pursuant to the terms of a domestic relations order, as defined in Section 414(p)(1)(B) of the Code, which satisfies the requirements of Section 414(p)(1)(A) of the Code (a “Qualified Domestic Relations Order”). During the lifetime of a Participant, only the Participant personally (or the Participant’s personal representative or attorney-in-fact) or the alternate payee named in a Qualified Domestic Relations Order may exercise the Participant’s rights under the Plan. The Participant’s beneficiary may exercise a Participant’s rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, or any other provision of this Plan, a Participant who holds Non-Qualified Stock Options may transfer such Options to his or her spouse, ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only back to the Participant who originally received the Options or to an individual or trust to whom the Participant could have initially transferred the Option pursuant to this Section 12.3. Options which are transferred pursuant to this Section 12.3 shall be exercisable by the transferee according to the same terms and conditions as applied to the Participant.

12.4	Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

13.	SECURITIES LAW AND OTHER RESTRICTIONS

Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

14.	PLAN AMENDMENT, MODIFICATION AND TERMINATION

The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the shareholders of the Company if shareholder approval of the amendment is then required pursuant to Section 422 of the Code or the rules of any stock exchange or quotation system on which the Common Stock is listed, including, but not limited to the over-the-counter electronic bulletin board and the Nasdaq Stock Market. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2, 4.5 and 13 of the Plan.

15.	EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan is effective as of October 13, 2004, the date the original version of the Plan was adopted by the Board and approved by the shareholders, with the amendments reflected herein to be effective as of November 7, 2006 and December [__], 2008. The Plan will terminate at midnight on October 13, 2014, and may be terminated prior to such time to by Board action, and no Incentive Award will be granted after such termination. Incentive Awards outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions, in accordance with their terms.

16.	SECTION 409A OF THE CODE

Notwithstanding other provisions of the Plan or any agreements evidencing Incentive Awards granted under the Plan, no Incentive Award shall be granted, deferred, accelerated, extended, paid out or modified under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, a grant in respect of any Incentive Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant agreement evidencing such Incentive Award, as the case may be, without causing the Participant holding such Incentive Award to be subject to taxation under Section 409A of the Code, the Company will make such grant on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code.

17.	MISCELLANEOUS

17.1	Governing Law. The validity, construction, interpretation, and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Georgia, notwithstanding the conflicts of laws principles of any jurisdictions.

17.2	Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

17.3	Annual Report. Each year the Company will provide a copy of its Annual Report to Shareholders on Form 10-K or Form 10-KSB, as applicable, to all Participants.

TRI-S SECURITY CORPORATION

Royal Centre One

11675 Great Oaks Way, Suite 120

Alpharetta, Georgia 30022

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 19, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF TRI-S SECURITY CORPORATION

The undersigned holder of shares of common stock, par value $0.001 per share (the “Common Stock”), of TRI-S SECURITY CORPORATION, a Georgia corporation (the “Company”), hereby appoints Ronald G. Farrell and Nicolas V. Chater, and each of them, with full power of substitution, proxies to vote the shares of Common Stock which the undersigned could vote if personally present at the Annual Meeting of Shareholders of the Company, to be held at 10:00 a.m., local time, on Friday, December 19, 2008, at Royal Centre One, 11675 Great Oaks Way, Suite 120, Alpharetta, Georgia 30022, and any adjournment or postponement thereof (the “Meeting”).

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THEN THIS PROXY WILL BE VOTED IN FAVOR OF (FOR) PROPOSALS 1, 2, 3 and 4.

1.	To elect two Class III directors for a three-year term of office.

☐	FOR the nominees set forth below	☐	WITHHOLD authority to vote for the nominees set forth below

Ronald G. Farrell

Lee K. Toole

INSTRUCTIONS:	To withhold authority to vote for any nominee, enter the name of such nominee in the space provided below:

2.	To ratify the appointment of Habif, Arogeti & Wynne, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To approve an amendment to the Company’s 2004 Stock Incentive Plan, as amended and restated, to: (i) increase the number of shares authorized for issuance thereunder from 1,500,000 to 2,000,000, less the aggregate number of shares already issued thereunder; and (ii) provide that unvested, performance-based awards of restricted stock and stock bonuses will be terminated and forfeited upon retirement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	To transact such other business as may properly come before the Meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED (FOR) THE PROPOSALS ABOVE.

Receipt of the Company’s Proxy Statement dated November 24, 2008 is hereby acknowledged.

Signature:

Signature if jointly held:

Dated:	, 2008

Please date and sign as name appears hereon. When signing as executor, administrator, trustee, guardian or attorney, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized corporate officer. If a partnership, please sign in partnership name by authorized person. Joint owners should each sign.